As Filed with the Securities and Exchange Commission on December 30, 2019

Registration No. 333-234425

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation	BofA Finance LLC
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
56-0906609	81-3167494
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
RICHARD W. VIOLA, ESQ. ELIZABETH G. WREN, ESQ. McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 (704) 343-2000	EDWARD F. PETROSKY, ESQ. PRABHAT K. MEHTA, ESQ. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 889-5300	RICHARD D. TRUESDELL, JR., ESQ. JOHN G. CROWLEY, ESQ. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
BofA Finance LLC Debt Securities	(1)(2)	(1)
Bank of America Corporation Guarantee of BofA Finance LLC Debt Securities	(1)(2)	(1)(3)
Total	$20,641,188,810(1)(2)	$2,392,313.78(1)(3)(4)

(1)

There is registered hereunder such amount of securities as will have an aggregate maximum offering price not to exceed $20,641,188,810 (or the equivalent thereof in any other currency). All of such securities registered pursuant to this Registration Statement consist of unsold securities (the “Unsold Securities”) previously registered by the Registrants pursuant to the Registration Statement on Form S-3 (File No. 333-213265), which became effective on November 4, 2016 (the “Prior Registration Statement”), in respect of which a filing fee of $2,392,313.78 was paid. The Unsold Securities are being included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act of 1933 and the filing fee paid in connection with the Unsold Securities registered pursuant to the Prior Registration Statement will continue to be applied to the Unsold Securities. Accordingly, the amount of the registration fee currently due is $0 because no securities other than the Unsold Securities are being registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under the Prior Registration Statement. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is payable with respect to the guarantees of Bank of America Corporation being registered.
(4)

In addition, pursuant to Rule 457(q) under the Securities Act of 1933, no registration fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (2) above.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains:

•	a base prospectus to be used in connection with offerings of senior debt securities of BofA Finance LLC and the Bank of America Corporation guarantee of the BofA Finance LLC senior debt securities;

•

a prospectus supplement to the base prospectus relating to the offering by BofA Finance LLC of its Senior Medium-Term Notes, Series A, and the related Bank of America Corporation guarantee of the BofA Finance LLC Senior Medium-Term Notes, Series A; and

•

a market-maker prospectus intended for use by broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, including BofA Securities, Inc., in connection with offers and sales in the secondary market (market-making transactions) in BofA Finance LLC senior debt securities, and the related Bank of America Corporation guarantee, previously registered under the Securities Act of 1933, as amended. The market-maker prospectus does not substitute or replace the original prospectus and supplements thereto relating to securities offered hereby in such market-making transactions, which are on file with the Securities and Exchange Commission.

The base prospectus, as well as the prospectus supplement described above, also may be used by broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, including BofA Securities, Inc., in market-making transactions in the securities after their initial offer and sale pursuant thereto.

The information in this prospectus is not complete and may be changed. BofA Finance LLC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2019

PROSPECTUS

$20,641,188,810

BofA Finance LLC

Senior Debt Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America Corporation, from time to time may offer to sell up to $20,641,188,810, or the equivalent thereof in any other currency, of its debt securities in one or more series. Bank of America Corporation will fully and unconditionally guarantee all payment obligations of BofA Finance LLC on the debt securities as described in this prospectus.

This prospectus provides a general description of material terms of the senior debt securities of BofA Finance LLC, and the guarantee of these debt securities by Bank of America Corporation, that are known as of the date of this prospectus and the general manner in which these securities may be offered and sold. These debt securities may be offered for sale from time to time in amounts, on terms and at prices as shall be determined in connection with such offer and sale. These terms and prices will be described in one or more supplements hereto. When BofA Finance LLC sells a particular series of debt securities, it will provide one or more supplements to this prospectus describing the offering and the specific terms of those debt securities. You should read this prospectus and any applicable supplement or supplements carefully before you invest.

BofA Finance LLC will use this prospectus in the initial sale of these securities. In addition, BofA Securities, Inc., or any other broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, may use this prospectus in a market-making transaction in any such securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of these securities should consider the information set forth in the “Risk Factors ” section beginning on page 7.

The debt securities of BofA Finance LLC offered by this prospectus and the guarantee of these debt securities by Bank of America Corporation are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities and the related guarantees or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that BofA Finance LLC and Bank of America Corporation have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, the debt securities of BofA Finance LLC and the guarantee of such debt securities by Bank of America Corporation as described in this prospectus may be offered from time to time in one or more offerings.

This prospectus provides you with a general description of material terms of the debt securities and the related guarantee that may be offered that are known as of the date of this prospectus and the general manner in which these securities may be offered. Each time securities are offered and sold, BofA Finance LLC will provide one or more prospectus supplements, product supplements, prospectus addenda, pricing supplements (each of which may be referred to as a “term sheet”), and/or index supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, references to the “applicable supplement” mean the prospectus supplement or supplements and any applicable prospectus addendum, as well as any applicable pricing, product, or index supplement or supplements, that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.

The information in this prospectus is not complete and may be changed. Neither BofA Finance LLC nor Bank of America Corporation has authorized anyone to provide any information other than the information provided in or incorporated by reference in this prospectus and the applicable supplement or supplements. Neither BofA Finance LLC nor Bank of America Corporation takes responsibility for, or can provide assurance as to the reliability of, any other information that others may provide. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. The business, financial condition, and results of operations of Bank of America Corporation may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance,” “we,” “our,” “us,” or similar references, are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

PROSPECTUS SUMMARY

This summary section provides a brief overview of BofA Finance LLC and Bank of America Corporation and material terms of the debt securities that may be offered that are known as of the date of this prospectus and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the debt securities that may be offered using this prospectus. To fully understand the debt securities that may be offered, you should read carefully:

•	this prospectus, which provides a general description of material terms of the debt securities of BofA Finance that may be offered and the related guarantee by Bank of America;

•

the applicable supplement, which describes the specific terms of the particular debt securities that BofA Finance is offering, and which may supplement, update or change the information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” below for information about Bank of America, including its financial statements.

BofA Finance LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of selling debt securities to investors and lending the net proceeds therefrom to Bank of America and/or Bank of America’s other subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through its banking and various nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC Debt Securities and Related Bank of America Corporation Guarantee

BofA Finance may use this prospectus to offer and sell up to $20,641,188,810, or the equivalent thereof in any other currency, of its debt securities from time to time in one or more series. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance on the debt securities as described herein.

The debt securities will be unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations from time to time outstanding. Bank of America’s guarantee of these debt securities will rank equally in right of payment with all of its other unsecured and unsubordinated obligations from time to time outstanding. These debt securities and the related guarantee will be issued under a senior indenture among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of

New York Mellon Trust Company, N.A., as trustee. See “Description of Debt Securities” for a description of the general terms of the debt securities of BofA Finance and the related guarantee by Bank of America.

Form of Securities

Unless otherwise specified in the applicable supplement, BofA Finance will issue the debt securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank SA/NV, or Clearstream Banking S.A., Luxembourg, as identified in the applicable supplement. BofA Finance will issue the debt securities only in registered form, without coupons. Unless otherwise specified in the applicable supplement, the debt securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than certificated securities in definitive form registered in the name of each individual owner. Unless otherwise specified in the applicable supplement, each sale of debt securities in book-entry only form will settle in immediately available funds through the specified depository.

A global security may be exchanged for certificated securities in definitive form registered in the names of the beneficial owners only under the limited circumstances described in this prospectus and in the applicable supplement.

Payment Currencies

All amounts payable in respect of the debt securities, including the purchase price, will be payable in U.S. dollars, unless otherwise specified in the applicable supplement.

Listing

BofA Finance will state in the applicable supplement whether the particular debt securities that it is offering will be listed or quoted on a securities exchange or quotation system.

Use of Proceeds

Unless a different use is described in the applicable supplement, BofA Finance intends to lend the net proceeds from the sale of its debt securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its debt securities to hedge its obligations under the debt securities by entering into hedging arrangements with one or more affiliates.

Distribution

BofA Finance may offer the debt securities using this prospectus on a delayed or continuous basis:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable supplement will describe the sale of specific debt securities and include any required information about the firms BofA Finance may use for such offering and the discounts or commissions paid for their services.

BofA Securities, Inc., and other broker-dealer affiliates of BofA Finance, may serve as underwriter, dealer, or agent for BofA Finance for offerings of debt securities.

Market-Making by Affiliates

Following the initial distribution of an offering of debt securities, BofA Securities, Inc., and other broker-dealer affiliates of BofA Finance and/or Bank of America, may offer and sell such debt securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable supplement or supplements also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in the debt securities of BofA Finance and the guarantee of such debt securities by Bank of America. This summary does not describe all of the risks and investment considerations with respect to such an investment, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks and uncertainties that may materially affect Bank of America’s business and results, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in this prospectus. You also should review the risk factors that will be set forth in other documents that Bank of America will file after the date of this prospectus, together with the risk factors set forth in any applicable supplement for a particular offering of guaranteed debt securities. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in guaranteed debt securities and the suitability of the investment for the investor.

BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.

BofA Finance is a finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its debt securities that are guaranteed by Bank of America as described in this prospectus and other debt securities of BofA Finance guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the debt securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under Bank of America’s guarantee of such debt securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America’s subordinated obligations. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities, and holders of the debt securities should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured senior debt securities issued by Bank of America.

Bank of America’s ability to make payments under its guarantee of BofA Finance’s debt securities will depend upon its receipt of funds from its subsidiaries, and applicable laws and regulations, and actions taken under Bank of America’s resolution plan, could restrict the ability of its subsidiaries to transfer such funds.

Bank of America is a holding company and conducts substantially all of its operations through its subsidiaries. Bank of America’s ability to make payments under its guarantee of the debt securities of BofA Finance depends upon Bank of America’s receipt from its subsidiaries of dividends and other distributions, loans, advances and other payments. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to Bank of America or to Bank of America’s other subsidiaries. In addition, Bank of America’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Intercompany arrangements Bank of America has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described below under “—A resolution under Bank of America’s preferred single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments under its guarantee of BofA Finance’s payment obligations on the debt securities.” These restrictions could prevent those Bank of America subsidiaries from paying dividends or making other distributions to Bank of America or otherwise providing funds to Bank of America that Bank of America needs in order to make payments under its guarantee of the debt securities of BofA Finance.

A resolution under Bank of America’s preferred single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments under its guarantee of BofA Finance’s payment obligations on the debt securities.

Bank of America is required periodically to submit a plan to its primary regulatory authorities describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America’s current plan, its preferred resolution strategy is a single point of entry strategy. This strategy provides that only Bank of America (the parent holding company) files for resolution under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. Bank of America has entered into intercompany arrangements governing the contribution of capital and liquidity with these key subsidiaries. As part of these arrangements, Bank of America has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided a committed line of credit that, in addition to Bank of America’s cash, dividends and interest payments, including interest payments Bank of America receives in respect of the subordinated note, may be used to fund Bank of America’s obligations. These intercompany arrangements include provisions to terminate the line of credit, forgive the subordinated note and require Bank of America to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America’s liquidity and ability to meet its payment obligations, including under its guarantee of payment obligations of BofA Finance on the debt securities. In addition, Bank of America’s preferred resolution strategy could result in holders of BofA Finance’s debt securities being in a worse position and suffering greater losses than would have been the case under bankruptcy or other resolution scenarios or plans.

Bank of America’s obligations under its guarantee of BofA Finance’s debt securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries.

Because Bank of America is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. As a result, any obligations of Bank of America under its guarantee of BofA Finance’s debt securities will be structurally subordinated to all existing and future liabilities of Bank of America’s subsidiaries, and claimants should look only to the assets of Bank of America for payments under Bank of America’s guarantee of BofA Finance’s debt securities. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its guarantee of BofA Finance’s debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations.

Each of BofA Finance and Bank of America is permitted to sell, convey or transfer all or substantially all of its assets to one or more of Bank of America’s majority-owned subsidiaries and, in either such event, such subsidiary or subsidiaries will not be required under the indenture to assume the obligations of BofA Finance under the debt securities or of Bank of America under its guarantee of the debt securities, as the case may be.

BofA Finance and Bank of America each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power, and under the indenture under which the debt securities will be issued, including the provisions thereof relating to Bank of America’s guarantee of such debt securities, such subsidiary or subsidiaries will not be required to assume the obligations of BofA Finance under the debt securities or of Bank of America under its guarantee thereof, as the case may be. In either such event, (i) BofA Finance will remain the sole obligor on such debt securities and Bank of America will remain the sole obligor on such guarantee, as the case may be, (ii) creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims and (iii) obligations of Bank of America under its guarantee of BofA Finance’s debt securities would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities—Limitation on Mergers and Sales of Assets” below for more information.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or Bank of America; events of bankruptcy or insolvency or resolution proceedings relating to Bank of America and covenant breach by Bank of America will not constitute an event of default with respect to the guaranteed debt securities of BofA Finance.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or Bank of America. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America will not constitute an event of default with respect to the debt securities of BofA Finance that are guaranteed by Bank of America. Furthermore, it will not constitute an event of default with respect to the debt securities of BofA Finance if the guarantee thereof by Bank of America ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America (in the absence of any such event occurring with respect to BofA Finance) will not permit BofA Finance’s debt securities to be declared due and payable. In addition, a breach of a covenant by Bank of America (including, for example, a breach of Bank of America’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit BofA Finance’s debt securities to be declared due and payable. The value you receive on the debt securities may be significantly less than what you otherwise would have received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America or the breach of a covenant by Bank of America or upon Bank of America’s guarantee ceasing to be in full force and effect.

Actual or perceived changes in the creditworthiness of Bank of America may affect the value of the guaranteed debt securities.

Bank of America’s credit ratings are an assessment of its ability to pay its obligations, including its obligations under its guarantee of BofA Finance’s debt securities. Consequently, Bank of America’s perceived creditworthiness and actual or anticipated changes in its credit ratings may affect the market value of BofA Finance’s guaranteed debt securities.

BofA Finance cannot assure you that a trading market for your debt securities will ever develop or be maintained.

BofA Finance may elect not to list the debt securities on any securities exchange. BofA Finance cannot predict how these debt securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of BofA Finance’s debt securities in any secondary market may be limited. Although any underwriters, dealers or agents may purchase and sell these debt securities in the secondary market from time to time, these underwriters, dealers or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. BofA Finance cannot assure you that a secondary market for its debt securities will develop, or that if one develops, it will be maintained.

Currency Risks

BofA Finance may issue debt securities denominated in, or with respect to which principal, interest and/or other amounts payable thereunder are payable in, one or more currencies other than U.S. dollars, referred to as “Non-U.S. Dollar Securities,” or debt securities with respect to which payment is determined by reference to the value of one or more currencies other than U.S. dollars, referred to as “Non-U.S. Dollar Currency-Linked Securities.” If you intend to invest in any Non-U.S. Dollar Securities or Non-U.S. Dollar Currency-Linked Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment, including the risks set forth below and the risks that may be set forth in the applicable supplement. These debt securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar Securities or Non-U.S. Dollar Currency-Linked Securities, non-U.S. dollar currency transactions, or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

An investment in a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security involves currency-related risks.

An investment in a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where payment is not otherwise based on the value of a non-U.S. dollar currency. These risks include possible significant changes in rates of exchange between the U.S. dollar and the relevant non-U.S. dollar currency or currencies and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in Non-U.S. Dollar Securities or Non-U.S. Dollar Currency-Linked Securities.

In recent years, exchange rates between the U.S. dollar and a number of other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security, and such changes in exchange rates may vary considerably during the life of that security. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar equivalent value of payments on the security, including the principal or other amounts payable at maturity or the redemption amount payable upon those securities. That in turn could cause the market value of the Non-U.S. Dollar Securities or Non-U.S. Dollar Currency-Linked Securities to fall.

BofA Finance will not adjust Non-U.S. Dollar Securities to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable supplement, BofA Finance will not make any adjustment in or change to the terms of the Non-U.S. Dollar Securities for changes in the foreign currency exchange rate for the relevant currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency, for a Non-U.S. Dollar Security, or the currency by reference to which the value is determined, for a Non-U.S. Currency-Linked Security, or elsewhere could result in significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. Changes in exchange rates could affect the value of the Non-U.S. Dollar Securities or Non-U.S. Dollar Currency-Linked Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

The terms of any Non-U.S. Dollar Securities requiring payment in any non-U.S. dollar currency may provide that BofA Finance may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such Non-U.S. Dollar Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a Non-U.S. Dollar Security has been replaced by a new currency, we may have the option to choose whether we make payments on such Non-U.S. Dollar Security in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of BofA Finance’s affiliates. As a result, the value of the payment in U.S. dollars may be less than the value of the payment an investor would have received in the specified currency if the specified currency had been available, or may be zero. The exchange rate agent generally will not have any liability for its determinations.

An investor may bear foreign currency exchange risk in a lawsuit for payment on Non-U.S. Dollar Securities.

Any Non-U.S. Dollar Securities offered and sold using this prospectus will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.

If BofA Finance issues a Non-U.S. Dollar Security or a Non-U.S. Dollar Currency-Linked Security, it may include in the applicable supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that it may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BOFA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America Corporation. BofA Finance was formed on June 24, 2016 for the purpose of providing Bank of America and/or Bank of America’s other subsidiaries with financing by issuing debt securities to investors and lending the net proceeds therefrom to Bank of America and/or those subsidiaries. BofA Finance’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through its banking and various nonbank subsidiaries throughout the United States and in international markets, Bank of America provides a diversified range of banking and nonbank financial services and products. Its principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless a different use is described in the applicable supplement, BofA Finance intends to lend the net proceeds from the sale of its debt securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from these loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its debt securities to hedge its obligations under the debt securities by entering into hedging arrangements with one or more affiliates.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered and sold under this prospectus will be unsecured senior obligations of BofA Finance, will be issued under its senior indenture described below, and will rank equally in right of payment with other unsecured and unsubordinated general obligations of BofA Finance outstanding from time to time. The payment obligations of BofA Finance under the debt securities will be fully and unconditionally guaranteed by Bank of America as described in this prospectus. Bank of America’s guarantee of the debt securities will be its unsecured senior obligation and will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America outstanding from time to time.

BofA Finance is a finance subsidiary, has no operations other than those related to the issuance, administration and repayment of its debt securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the debt securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of material terms and provisions of the Indenture (as defined below) and certain specific terms of debt securities that may be applicable if so specified in the applicable supplement for such debt securities.

The Indenture

The debt securities will be issued under a senior indenture dated as of August 23, 2016 and entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented from time to time, the “Indenture”).

The trustee under the Indenture has two principal functions:

•

First, the trustee can enforce your rights against us or the Guarantor if we or the Guarantor default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. As of December 26, 2019, we had approximately $5.3 billion aggregate principal amount of debt securities outstanding under the Indenture.

We have filed the Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the Indenture. Whenever we refer to the defined terms of the Indenture in this prospectus or in a supplement without defining them, the terms have the meanings given to them in the Indenture. You must look to the Indenture for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

We will issue debt securities only in registered form, without coupons. Unless we specify otherwise in the applicable supplement, we will issue each debt security in book-entry only form. Debt securities in book-entry only form will be represented by a global security registered in the name of a depository, such as The Depository Trust Company, Euroclear Bank SA/NV or Clearstream Banking S.A., Luxembourg, as identified in the applicable supplement. Accordingly, the depository will be the registered holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable supplement will indicate whether your debt securities are represented by a master global security.

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $1,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal and/or any premium, interest, and other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, will be described in the applicable supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different terms. We also may “reopen” any particular series of debt securities. This means that we can increase the principal amount of such debt securities by selling additional debt securities with the same terms, provided that such additional debt securities shall be fungible for U.S. federal income tax purposes. We may do so without notice to the existing holders of such debt securities issued under the Indenture. However, any new debt securities of this kind may begin to bear interest, if any, at a different date.

We will describe the financial and other specific terms of the debt securities being offered in the applicable supplement. The supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable supplement and this prospectus, the applicable supplement will control.

The terms of your debt securities as described in the applicable supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom any interest is payable, if other than the registered holder of the debt securities;

•	the maturity date or dates;

•	any interest rate or rates, which may be fixed or floating, and the method used to calculate that interest;

•	any index or other reference asset or assets that will be used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	any interest payment dates, the regular record dates for the interest payment dates, the dates from which interest will begin to accrue, and the applicable business day convention;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•

any date or dates on or after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, any interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; or

•	any other terms of the debt securities that are permitted under the Indenture.

Types of Debt Securities

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these as “fixed-rate notes.” Information relating to fixed-rate notes, including terms and provisions thereof and information relating to payments thereon, will be set forth in the applicable supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating interest rate determined in accordance with the interest rate formula set forth in the applicable supplement. We refer to these debt securities as “floating-rate notes.” Information relating to floating-rate notes, including terms and provisions thereof and information relating to payments thereon, will be set forth in the applicable supplement.

Indexed Notes

We may issue debt securities that provide that the rate of return, including the principal and/or any premium, interest, or other amounts payable, is determined by reference, either directly or indirectly, to the price or performance of one or more interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets, market measures or other factors or any other measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing, in each case as specified in the applicable supplement. We refer to these as “indexed notes.” Information relating to indexed notes, including terms and provisions thereof and information relating to payments thereon, will be set forth in the applicable supplement.

Fixed/Floating-Rate/Indexed Notes

We may issue a debt security with elements of each of the fixed-rate, floating-rate, and indexed notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable supplement.

Original Issue Discount Notes

A fixed-rate note, a floating-rate note, or an indexed note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of that debt security, as described in the applicable supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable supplement will indicate whether we may redeem the debt securities prior to their stated maturity. If we may redeem the debt securities prior to their stated maturity, the applicable supplement also will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable supplement, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

Unless specified otherwise in the applicable supplement, we may exercise our right to redeem debt securities by giving notice of such redemption to the trustee in accordance with the Indenture, and we, or the trustee at our request, will provide notice of such redemption to the holder of such debt securities at least 10 business days but not more than 60 calendar days before the specified redemption date. Unless specified otherwise in the applicable supplement, the notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the CUSIP number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository in accordance with the Indenture.

Repayment

The applicable supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity. If the debt securities may be repaid prior to their stated maturity, the applicable supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Bank of America Guarantee

Pursuant to the Indenture, Bank of America fully and unconditionally guarantees, on an unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the debt securities issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the debt securities and the Indenture. If for any reason BofA Finance does not make any required payment on the debt securities when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Indenture. The guarantee is of payment and not of collection.

BofA Finance is a finance subsidiary and has no operations other than those related to the issuance, administration and repayment of its debt securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such debt securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the debt securities are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the Indenture, the guarantee would terminate.

Exchange, Registration, and Transfer

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the Indenture. Debt securities represented by a master note may be exchanged by us at any time upon our request to the trustee for one or more other debt securities in global form, as described in the relevant debt securities.

Subject to the terms of the Indenture, debt securities in definitive form, if issued, may be exchanged at the option of the holder for other debt securities of the same issue and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable supplement, The Bank of New York Mellon Trust Company, N.A. will be the security registrar and transfer agent for the debt securities issued under the Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a transfer agent in each place of payment for each series or particular issuance of debt securities. At any time, we may appoint and designate a different security registrar or additional transfer agents for any series or particular issuance of debt securities, which will be identified in the applicable supplement.

We will not be required to (1) issue, exchange, or register the transfer of any debt security to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption for the debt securities, or (2) exchange or register the transfer of any debt security (i) that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion of any debt security being repaid in part to remain outstanding.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The Indenture provides that, subject to the provisions of the Indenture described below relating to the merger or sale of assets of the Guarantor, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or any securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Guarantor would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Guarantor owned, directly or indirectly, securities of the same class and immediately after the sale, the Guarantor owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as it owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Guarantor or its wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Indenture as any bank that is a subsidiary of the Guarantor with total assets equal to more than 10% of the Guarantor’s and its subsidiaries’ total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is the Guarantor’s only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Under the terms of the Indenture, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and Bank of America is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state of the United States or the District of Columbia and expressly assumes all of our obligations under the Indenture and the debt securities issued under the Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the Indenture.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes the guarantee obligations under the Indenture; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the Indenture.

With respect to debt securities issued on or after December 30, 2019, the foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the

Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the Indenture with the same effect as if it had been an original party to that Indenture. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the Indenture, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the Indenture, the guarantee would terminate.

Waiver of Covenants

The holders of a majority in aggregate principal amount of all affected debt securities then outstanding under the Indenture may waive compliance with some of the covenants or conditions of the Indenture.

Modification of the Indenture

We, the Guarantor, and the trustee may modify the Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all outstanding debt securities under the Indenture affected by the modification. No modification may extend the stated maturity of, reduce the principal amount or any premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security or reduce any amount payable on redemption of any debt security (except in accordance with the terms of the debt securities) without the consent of all holders of each outstanding debt security affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the Indenture without the consent of all holders of the debt securities outstanding under the Indenture.

In addition, we, the Guarantor, and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon declaration of acceleration following an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent of the principal amount of the debt security, determined as described in the applicable supplement.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of the outstanding debt securities affected thereby, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities affected thereby.

Events of Default and Rights of Acceleration

Unless otherwise specified in the applicable supplement, an event of default for any particular debt securities of any series includes any one of the following events:

•	our failure to pay principal of or any premium on any such debt securities when due and payable;

•

our failure to pay interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on any such debt securities when due and payable, and continuance of such default for a period of 30 calendar days;

•

our breach of any of our other covenants contained in such debt securities or in the Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Indenture, or to us and the trustee of the Indenture by the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the Indenture and affected by the breach;

•	specified events involving our bankruptcy, insolvency, or liquidation; or

•	any other event of default provided with respect to such debt securities.

Any additional or different events of default for a series of debt securities will be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, if an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities outstanding under the Indenture and affected by such event of default (or, in the case of an event of default under the Indenture relating to specified events involving our bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding debt securities) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all affected debt securities (or all debt securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

We and the Guarantor are required periodically to file with the trustee a certificate stating that we or the Guarantor, as the case may be, are not in default under any of the terms of the Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If we fail to pay the principal of or any premium on any debt securities, or if we are over 30 calendar days late on an interest payment or other amounts due (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the affected debt securities then outstanding under the Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Indenture, unless the direction is contrary to law or in certain other circumstances set forth in the Indenture. The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee indemnity reasonably satisfactory to the trustee against expenses and liabilities.

Limitation on Suits

The Indenture provides that no individual holder of debt securities of any series may institute any action against us under the Indenture, except actions for payment of overdue principal, any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest or other amounts due on the debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended, (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

“United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

If we so specify in the applicable supplement, we may redeem the debt securities in whole, but not in part, at any time before their stated maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the Indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable supplement for the issuance of those debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and Covenant Defeasance

If we so specify in the applicable supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance.  If there is a change in the U.S. federal income tax law, as described below, BofA Finance and Bank of America can be legally released from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the Indenture, each of the following must occur:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make principal and any premium, interest and other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves. Under current U.S. federal income tax law, the deposit, and our legal release from your debt security, would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We or Bank of America must deliver to the trustee under the Indenture a legal opinion confirming the tax law treatment described above.

If your debt security was ever fully defeased, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance.  Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the Indenture, we must do both of the following:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make principal and any premium, interest and other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the Indenture a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The Indenture will cease to be of further effect with respect to the particular debt securities of a series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our or the Guarantor’s demand, accompanied by an officer’s certificate of ours or the Guarantor’s and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depository in accordance with the procedures of that depository then in place.

Concerning the Trustee

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of Bank of America and its affiliates under other indentures.

Governing Law

The Indenture, the debt securities and the guarantee are governed by New York law.

REGISTRATION AND SETTLEMENT

We will issue the debt securities in registered form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities.

We refer to those persons who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners or beneficial owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in global, or book-entry only, form or in street name will be indirect owners.

A global security may represent one or any number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. Each debt security evidenced by a master global security will be identified by the trustee on a schedule to such master global security. Your prospectus supplement or applicable supplement will indicate whether your debt securities are represented by a master global security.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry only, form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire series of debt securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because debt securities issued in global form are registered in the name of the depository or its nominee, we will recognize only the depository as the holder of the debt securities. This means that we will make all payments on the debt securities to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the debt securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own debt securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities. The depository will not have knowledge of the actual beneficial owners of the debt securities.

Definitive Securities

In the future, we may cancel a global security or we may issue debt securities initially in non-global, or definitive, form. We do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the debt securities except in the limited circumstances described in the relevant debt securities or in the Indenture.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account that he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our and the Guarantor’s obligations, as well as the obligations of the trustee under the Indenture and the obligations, if any, of any other third parties employed by us, the Guarantor or the trustee, run only to the holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the debt securities in street name, or who hold the debt securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for any debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your debt securities and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry only form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each debt security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that debt security. A debt security usually will have only one depository, but it may have more.

Each series of debt securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable supplement.

The depositories named above also may be participants in one another’s clearing systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your debt securities in the applicable supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

Unless we specify otherwise in the applicable supplement, DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, we will print and deliver certificated securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities. Instead, we deal only with the depository that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the debt securities, except in the limited circumstances described in the debt securities or in the Indenture;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Legal Holders”;

•

under existing industry practices, if we or the trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the Indenture, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, or any other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, or any other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the debt securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities that we are offering, is based upon the advice of Sidley Austin LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities that we may issue. If the tax consequences associated with a particular form of debt security are different than those described below, they will be described in the applicable supplement.

Although the debt securities are issued by us, they will be treated for U.S. federal income tax purposes as if they were issued by Bank of America. Accordingly, throughout this discussion, references to “we,” “our” or “us” are generally to Bank of America unless the context requires otherwise.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price (as defined below) and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities.

General

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Interest.  Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Consequences to U.S. Holders—Original Issue Discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount.  Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Consequences to U.S. Holders—Payment of Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Consequences to U.S. Holders—Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities.  In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either: (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each variable rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium.  If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “—Consequences to U.S. Holders—Market Discount” below.

Amortizable Bond Premium.  If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount.  If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount.  A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.”  We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities.  Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities.  Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings.  Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies.  Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to a note. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a debt security must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. U.S. Holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable supplement. The comparable yield is likely to change between the date of any preliminary supplement and the date of the related final supplement. Therefore, the projected payment schedule included in any preliminary supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary supplement will be revised, and the revised table will be set forth in the final supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar Denominated Debt Securities.  Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as “Non-U.S. Dollar Denominated Debt Securities.” In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable supplement.

Additional Medicare Tax on Unearned Income.  Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisers regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest.  Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding and The Foreign Account Tax Compliance Act (“FATCA”), principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additional Payments.  If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of Debt Securities—Payment of Additional Amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.

Sale, Exchange, or Retirement of Debt Securities.  Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States.  If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “—Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Dividend Equivalent Payments.  A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. However, it is possible that the debt securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a reference asset or the debt securities, and following such occurrence the debt securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the reference assets or the debt securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the debt securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.

Payment of the proceeds from a sale of a debt security to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to recently proposed regulations, the Treasury has indicated its intent to eliminate the requirements under FATCA withholding of gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

BofA Finance may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”) or any of our other broker-dealer affiliates.

Each supplement relating to an offering of debt securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered debt securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered debt securities may be listed.

Distribution Through Underwriters

BofA Finance may offer and sell debt securities from time to time to one or more underwriters who would purchase the debt securities as principal for resale to the public, either on a firm commitment or best efforts basis. If BofA Finance sells debt securities to underwriters, it will enter into an agreement with them at the time of sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of debt securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the debt securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the debt securities, they will be required to purchase all of the offered debt securities. The underwriters may acquire the debt securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered debt securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

BofA Finance may offer and sell debt securities from time to time to one or more dealers who would purchase the debt securities as principal. The dealers then may resell the offered debt securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. BofA Finance will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

BofA Finance may offer and sell debt securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. BofA Finance will name any agent involved in the offer and sale, and describe any commissions payable by us, in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

BofA Finance may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the debt securities. BofA Finance will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered debt securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

BofA Finance may offer to sell debt securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Debt securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the debt securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, debt securities in the open market in order to stabilize the price of the debt securities. Syndicate covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the debt securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may not list any particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered debt securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered debt securities.

Under agreements entered into with us and Bank of America, underwriters and agents may be entitled to indemnification by us and Bank of America against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

In the applicable supplement, we will specify the settlement period for the offered debt securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we specify a longer settlement cycle in the applicable supplement for an offering of debt securities, purchasers who wish to trade those debt securities on any date prior to two business days before delivery of such debt securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of debt securities, broker-dealer affiliates of BofA Finance, including BofAS, may buy and sell the debt securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more affiliates of BofA Finance in connection with these market-making transactions to the extent permitted by applicable law. Affiliates of BofA Finance may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to the initial offering of debt securities not yet issued as of the date of this prospectus. This amount does not include any debt securities to be sold in market-making transactions. The debt securities to be sold in market-making transactions include debt securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless BofA Finance or its agent informs you in your confirmation of sale that the debt security is being purchased in its original offering and sale, you may assume that you are purchasing the debt security in a market-making transaction.

Conflicts of Interest

BofAS is a wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance, and unless otherwise set forth in the applicable supplement, BofA Finance will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any debt securities by BofAS, or any other broker-dealer affiliate of BofA Finance that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any debt security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with Bank of America and its subsidiaries and BofA Finance in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of Bank of America or its affiliates, including BofA Finance. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with Bank of America routinely hedge their credit exposure to Bank of America consistent with their customary risk management policies. Typically, these parties would hedge such exposure to Bank of America by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of Bank of America, including potentially the debt securities offered hereby. Any such short positions could adversely affect future trading prices of the debt securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such debt securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such debt securities and instruments.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar fiduciary responsibility provisions and/or prohibited transaction rules (discussed further below) under applicable federal, state, local, non-U.S., or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws. The fiduciaries of individual retirement accounts (“IRAs”), Keogh plans and other arrangements subject to Section 4975 of the Code (also “Plans” for purposes of the following discussion) should consider whether the investment would be consistent with the documents and instruments governing such arrangements.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, Bank of America, BofA Finance and certain of their affiliates may be each considered a Party in Interest with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the debt securities are acquired by or with the assets of a Plan with respect to which Bank of America or any of its affiliates is a Party in Interest, unless the debt securities are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in excise taxes or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the debt securities. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a Party in Interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). There can be no assurance that any of these statutory or administrative exemptions will be available with respect to transactions involving the debt securities.

Because Bank of America, BofA Finance and certain of their affiliates may each be considered a Party in Interest with respect to many Plans, the debt securities may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any

Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan (such as an insurance company general account or certain investment vehicles), unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the debt securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the debt securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such debt securities on behalf of or with plan assets of any Plan or any plan subject to similar laws or (b) its purchase, holding, disposition and exercise of rights with respect to the debt securities are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code or similar laws.

In addition, any purchaser, that is a Plan or a Plan Asset Entity or that is acquiring the debt securities on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the debt securities that (a) none of Bank of America, BofA Finance, or any of their respective affiliates is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or non-U.S. plan under any similar laws) with respect to the acquisition, holding or disposition of the debt securities, or as a result of any exercise by Bank of America, BofA Finance or any of their respective affiliates of any rights in connection with the debt securities, and (b) no advice provided by Bank of America, BofA Finance or any of their respective affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the debt securities and the transactions contemplated with respect to the debt securities. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase, holding, and disposition of the debt securities do not violate the prohibited transaction rules of ERISA or the Code or any applicable similar laws.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and non-U.S. plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase. Neither this discussion nor anything in this prospectus is intended to be investment advice directed at any potential purchaser that is a Plan or other benefit plan investor, or at such purchasers generally.

WHERE YOU CAN FIND MORE INFORMATION

BofA Finance and Bank of America have filed a registration statement on Form S-3 with the SEC relating to the debt securities of BofA Finance and the related guarantee by Bank of America to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about BofA Finance and Bank of America. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which have been included as exhibits to the registration statement.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information Bank of America files at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows Bank of America to incorporate by reference the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

•	Bank of America can disclose important information can be disclosed to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	its annual report on Form 10-K for the year ended December 31, 2018;

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•

its current reports on Form 8-K filed January 16, 2019, February 7, 2019, February  8, 2019, April 1, 2019, April  16, 2019, April 24, 2019, May  13, 2019, June 20, 2019, June  25, 2019, June 27, 2019, July  17, 2019, July 25, 2019, September 4, 2019, September  16, 2019, September  17, 2019 and October 16, 2019 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference reports that it will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering of securities covered by this prospectus, but not any information that may be furnished but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a 100%-owned finance subsidiary of Bank of America, and Bank of America fully and unconditionally guarantees the debt securities issued by BofA Finance.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable supplements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, Bank of America faces risks that are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for BofA Finance and Bank of America by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters or agents by Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement. Sidley Austin LLP, New York, New York, is acting as counsel to BofAS and as special tax counsel to BofA Finance and Bank of America. McGuireWoods LLP regularly performs legal services for Bank of America and its affiliates.

EXPERTS

The consolidated financial statements of Bank of America Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus supplement is not complete and may be changed. BofA Finance LLC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2019

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America Corporation, may offer and sell from time to time its Senior Medium-Term Notes, Series A. The specific terms of any notes that BofA Finance LLC offers will be determined before each sale and will be described in a separate pricing supplement and, if so specified in such pricing supplement, a product supplement, prospectus addendum and/or index supplement to this prospectus supplement (each, a “supplement”). Terms may include:

•	Interest rate: notes may bear interest at fixed or floating rates, or may not bear any interest

•	Base floating rates of interest:

•	USD LIBOR

•	USD CMS rate

•	SOFR

•	federal funds (effective) rate

•	treasury rate

•	any other rate we specify in the applicable supplement
•	Indexed notes: principal, premium (if any), any interest payments, or any other amounts payable linked, either directly or indirectly, to the price or performance of one or more market measures, including interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets, or other factors or any other measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the above

•	Payments: U.S. dollars or any other currency specified in the applicable supplement

Bank of America Corporation will fully and unconditionally guarantee all payment obligations of BofA Finance LLC on the notes as described in the accompanying prospectus.

BofA Finance LLC may sell notes to one or more selling agents, including the agent listed below, as principal for resale at varying or fixed offering prices or through such selling agents as agents using their best efforts on behalf of BofA Finance LLC. BofA Finance LLC also may sell the notes directly to investors.

BofA Finance LLC may use this prospectus supplement and the accompanying prospectus in the initial sale of any notes. In addition, BofA Securities, Inc., or other broker-dealer affiliates of BofA Finance LLC, may use this prospectus supplement and the accompanying prospectus in market-making transactions in notes after their initial sale. Unless BofA Finance LLC or one of the selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable supplement, BofA Finance LLC does not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5.

The notes are unsecured and unsubordinated obligations of BofA Finance LLC and the related guarantees are unsecured and unsubordinated obligations of Bank of America Corporation. The securities are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and may involve investment risks, including possible loss of principal.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

Prospectus Supplement to Prospectus dated                     , 2019

            , 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

The offer and sale of the Senior Medium-Term Notes, Series A, of BofA Finance and the related guarantee by Bank of America have been registered on a registration statement on Form S-3 filed with the Securities and Exchange Commission under Registration No. 333-234425.

This prospectus supplement describes additional terms of the notes and supplements the description of the debt securities of BofA Finance contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions.”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) which has implemented Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”) (each, a “Relevant Member State”) will be made under an exemption under the Prospectus Regulation, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for the purposes of the Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the Prospective Regulation.

IMPORTANT—EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

For each offering of notes, BofA Finance will issue a pricing supplement and may issue a product supplement, prospectus addendum and/or index supplement, which will contain additional terms of the offering and specific terms and provisions of the notes being offered. A supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts payable and the method of making payments under the notes. In this prospectus supplement, references to the “applicable supplement” mean this prospectus supplement, and any applicable pricing supplement, product supplement or supplements, prospectus addendum or addenda and/or index supplement or supplements, that describe the particular notes being offered to you. If there are any differences between the information contained in the applicable supplement or any document dated after the date of this prospectus supplement and incorporated by reference into the accompanying prospectus, the information contained in such applicable supplement or document will supersede the information in this prospectus supplement. BofA Finance will state in the applicable supplement any applicable interest rate or base rate (for floating-rate notes), issue price, any relevant market measures, the maturity date, any applicable interest payment dates, redemption or repayment provisions, if any, and other relevant terms and provisions for each note at the time of issuance. A supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular note. Any pricing supplement may be referred to as a “term sheet.” Each applicable supplement can be quite detailed and always should be read carefully before investing in the notes.

In this prospectus supplement, references to “floating-rate notes” mean both floating-rate notes and fixed/floating-rate notes or indexed notes at any time such fixed/floating-rate notes or indexed notes bear interest at a floating rate.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

Certain terms that are used in this prospectus supplement have the specific meanings set forth herein. A listing of the pages on which such terms are defined can be found under “Index of Certain Defined Terms” beginning on page S-80 of this prospectus supplement.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, in the accompanying prospectus beginning on page 7, and in the relevant supplement(s) for specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks and uncertainties that may materially affect the business and results of Bank of America, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in the accompanying prospectus. You also should review the risk factors that will be set forth in other documents that Bank of America will file after the date of this prospectus supplement.

This discussion of risks uses a number of terms that are defined elsewhere in this prospectus supplement. A listing of the pages on which such terms are defined can be found under “Index of Certain Defined Terms” beginning on page S-80 of this prospectus supplement.

Risks Relating to the Notes

The market value of the notes may be less than the principal amount of the notes.

The market for, and market value of, the notes may be affected by a number of factors. These factors include:

•	the method of calculating the principal, and/or any premium, interest or other amounts payable, on the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or repayment features of the notes;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory, and judicial events that affect the stock markets generally; and

•	any market-making activities with respect to the notes.

Often, the only way to obtain liquidity in respect of your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. For indexed notes that have specific investment objectives or strategies, the applicable trading market may be more limited, and the price may be more volatile, than for other notes. The market value of indexed notes may be adversely affected by the complexity of the payout formula and volatility of the applicable market measure, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the market value of indexed notes could be adversely affected by changes in the amount of outstanding debt, equity, or other securities linked to the applicable market measures, assets or formula applicable to those notes.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the applicable market measures may be subject to fluctuations, and the possibility that you will receive a lower amount of, or no, principal, premium, or interest, and at different times, than expected. In recent years, many securities, currencies, commodities, interest rates, indices, and other market measures have experienced volatility, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. BofA Finance has no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the indexed notes. Further, you should assume that there is no statutory, judicial, or administrative authority that addresses directly the characterization of some types of indexed notes or similar instruments for U.S. federal or other income tax purposes. As a result, the income tax consequences of an investment in indexed notes are not certain. In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to a market measure determined by one of our affiliates or prices or values that are published solely by third parties or entities which are not regulated by the laws of the United States. Additional risks that you should consider in connection with an investment in indexed notes are set forth in the applicable supplement(s) for the notes.

Hedging activities of affiliates may affect your return at maturity and the market value of the notes.

At any time, affiliates of BofA Finance may engage in hedging activities relating to the notes. This hedging activity, in turn, may increase or decrease the market value of the notes. In addition, affiliates of BofA Finance may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of maturity of the notes. The aggregate amount and the composition of these positions are likely to vary over time. However, BofA Finance cannot assure you that its activities or its affiliates’ activities will not adversely affect the market value of the notes.

The hedging and trading activities of affiliates of BofA Finance may create conflicts of interest with you.

From time to time during the term of any notes and in connection with the determination of the payments on notes, BofA Finance or its affiliates may enter into hedging transactions or adjust or close out existing hedging transactions. BofA Finance or its affiliates also may enter into hedging transactions relating to other notes or instruments that BofA Finance or Bank of America may issue, some of which may have returns calculated in a manner related to that of particular notes. BofA Finance or its affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. These hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

One or more broker-dealer affiliates of BofA Finance, including BofA Securities, Inc., may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between your interest in the notes and the interests of such affiliates. These trading activities could influence the market measure or other reference asset (if any) for the notes or secondary trading (if any) in the notes, or otherwise could be adverse to your interests as a beneficial owner of the notes.

Redemption of the notes prior to maturity may reduce the return on your investment.

The terms of the notes may permit or require redemption of the notes prior to maturity. A holder of the redeemed notes may not be able to invest the redemption proceeds in a new investment that yields a similar return.

There may be potential conflicts of interest involving the calculation agent, which may be an affiliate of ours.

Unless we specify otherwise in the applicable supplement, the calculation agent will be one of our affiliates, including BofA Securities, Inc., Merrill Lynch Commodities, Inc., or Merrill Lynch Capital Services, Inc. We may remove and/or appoint different calculation agents from time to time after the original issue date of a series of notes, or we may elect to act as the calculation agent with respect to such series of notes, in each case without your consent and without notifying you of the change. The calculation agent will make a variety of determinations relating to the notes, including the amounts that will be paid on the notes. In making these determinations, the calculation agent may be required to make discretionary judgements. In making these discretionary judgments, the fact that the calculation agent is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and the calculation agent’s determinations may adversely affect your return on the notes.

Risks Relating to USD LIBOR Notes

The following discussion of risks specifically relates to USD LIBOR notes and should be read together with (i) the discussions of risks set forth below under “—Risks Relating to the Secured Overnight Financing Rate” and “—Risks Relating to Benchmark Transition Provisions Applicable to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes,” (ii) the terms and provisions of the USD LIBOR notes set forth below under “Description of the Notes—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD LIBOR” and (iii) the benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.” You should carefully consider the following discussion of risks before investing in USD LIBOR notes.

Interest on a series of USD LIBOR notes will be calculated using a different reference rate if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to USD LIBOR, and the selection of a Benchmark Replacement could adversely affect the return on, value of or market for affected USD LIBOR notes.

The U.K. Financial Conduct Authority (the “FCA”), which regulates the London interbank offered rate (“LIBOR”), announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR.

As a result, after 2021, it is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to USD LIBOR. If we or the calculation agent or our other designee (after consulting with us) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to USD LIBOR, then we or the calculation agent or our other designee (after consulting with us) will determine the Benchmark Replacement for the affected series of USD LIBOR notes in accordance with the benchmark transition provisions described under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” in this prospectus supplement. After determination of the Benchmark Replacement for the affected series of USD LIBOR notes, interest on such USD LIBOR notes no longer will be determined by reference to USD LIBOR, but instead will be determined by reference to the applicable Benchmark Replacement.

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or the calculation agent or our other designee (after consulting with us) in connection with a Benchmark Replacement with respect to a series of USD LIBOR notes in accordance with the benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” below, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on the relevant series of USD LIBOR notes, which could adversely affect the return on, value of and market for such USD LIBOR notes.

The Benchmark Replacement for USD LIBOR may not be a suitable replacement for USD LIBOR.

The terms of USD LIBOR notes provide for a “waterfall” of alternative rates to be used to determine the interest rate on such USD LIBOR notes if a Benchmark Transition Event and related Benchmark Replacement Date occur and the Interpolated Benchmark cannot be determined. Unless we specify otherwise in the applicable supplement, the first alternative rate in the waterfall is Benchmark Replacement Term SOFR, a forward-looking rate which will be based on SOFR. However, Benchmark Replacement Term SOFR does not exist as of the date of this prospectus supplement, and there is no assurance that the development of Benchmark Replacement Term SOFR will be completed or, if completed, will be recommended or selected by the Relevant Governmental Body prior to a Benchmark Transition Event and related Benchmark Replacement Date with respect to any series of USD LIBOR notes. Even if Benchmark Replacement Term SOFR is developed, it is unclear whether it will be a suitable replacement or successor for USD LIBOR. Assuming Benchmark Replacement Term SOFR does not exist at the time of a Benchmark Transition Event and related Benchmark Replacement Date for a series of USD LIBOR notes, unless we specify otherwise in the applicable supplement, the second alternative rate in the waterfall is Benchmark Replacement Compounded SOFR. Benchmark Replacement Compounded SOFR is the compounded average of Daily SOFR that we expect will be calculated in arrears, while USD LIBOR is a forward-looking rate. However, there currently is no uniform market convention with respect to the calculation of Benchmark Replacement Compounded SOFR. Uncertainty with respect to market conventions related to the calculation of Benchmark Replacement Term SOFR and Benchmark Replacement Compounded SOFR and

whether either alternative reference rate is a suitable replacement or successor for USD LIBOR may adversely affect the return on, value of and market for the relevant series of USD LIBOR notes.

The additional alternative rates applicable with respect to USD LIBOR referenced in the definition of “Benchmark Replacement” set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” in this prospectus supplement also are uncertain. In particular, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions at the time of a Benchmark Transition Event and related Benchmark Replacement Date, has not been established as of the date of this prospectus supplement. Even after the ISDA Fallback Rate is initially determined, the ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate applicable with respect to USD LIBOR referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or the calculation agent or our other designee (after consulting with us) will determine the Benchmark Replacement that will apply to the applicable series of USD LIBOR notes in accordance with the benchmark transition provisions. The substitution of a Benchmark Replacement for USD LIBOR may adversely affect the return on, value of and market for the applicable series of USD LIBOR notes.

Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to USD LIBOR, or that any Benchmark Replacement will produce the economic equivalent of USD LIBOR as a reference rate for interest on the relevant series of USD LIBOR notes. Although the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to attempt to make the Unadjusted Benchmark Replacement more comparable to USD LIBOR, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to USD LIBOR. In particular, the Benchmark Replacement Adjustment is expected to be a one-time adjustment, and such adjustment above the applicable Unadjusted Benchmark Replacement is not expected to respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The interest rate on a series of USD LIBOR notes may be determined by reference to a Benchmark Replacement even if USD LIBOR continues to be published.

With respect to any series of USD LIBOR notes, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to USD LIBOR for the applicable index maturity, the interest rate on such series of USD LIBOR notes will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR announcing that USD LIBOR of the applicable index maturity is no longer representative. The interest rate on the relevant series of USD LIBOR notes may, therefore, cease to be determined by reference to USD LIBOR for the applicable index maturity, and instead be determined by reference to a Benchmark Replacement, even if USD LIBOR for such index maturity continues to be published. Such replacement rate may be lower than USD LIBOR for the applicable index maturity for so long as USD LIBOR for such index maturity continues to be published, and the return on, value of and market for the relevant series of USD LIBOR notes may be adversely affected.

Interest on USD LIBOR notes will be calculated using alternative methods if USD LIBOR is not quoted on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

With respect to any series of USD LIBOR notes, if USD LIBOR for the applicable index maturity is not quoted on the applicable Designated LIBOR Page on a relevant interest determination date, but a Benchmark Transition Event and related Benchmark Replacement Date have not occurred, USD LIBOR for the applicable index maturity will be determined using the applicable alternative method described under “Description of the Notes—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD LIBOR” in this prospectus supplement. In such case, the final alternative method for determining USD LIBOR for the applicable index maturity with respect to any series of USD LIBOR notes is to use USD LIBOR for such index maturity as in effect for the then-current interest period for such series or, if USD LIBOR for the applicable index maturity is not applicable to such series of USD LIBOR notes on such interest determination date (for example because such series bears interest at a fixed rate on such interest determination date), the final alternative method for determining USD LIBOR for the applicable index maturity is to use the most recent such rate that could have been determined by reference to the applicable Designated LIBOR Page, as described in this prospectus supplement.

We or our affiliates may publish research that could affect the market value of USD LIBOR notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the USD LIBOR transition or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the USD LIBOR notes. Any of these activities may affect the market value of the USD LIBOR notes.

Risks Relating to the Secured Overnight Financing Rate

The following discussion of risks relates to the secured overnight financing rate (“SOFR”) generally. The interest rate for USD LIBOR notes may be determined by reference to, or otherwise based on, SOFR if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to USD LIBOR. In addition, the base rate for your floating-rate notes at the issuance date may be term SOFR, compounded SOFR or simple average SOFR, all as described under the applicable subsections of “Description of the Notes—Floating-Rate Notes” in this prospectus supplement. You should carefully consider the following discussion of risks relating to SOFR before investing in USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes.

In this discussion, references to “SOFR notes” mean a series of USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes at any time when the interest rate on such series of floating-rate notes is or will be determined by reference to, or otherwise based on, SOFR.

The composition and characteristics of SOFR are not the same as those of USD LIBOR, and SOFR is not expected to be a comparable substitute, successor or replacement for USD LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to USD LIBOR. However, the composition and characteristics of SOFR are not the same as those of USD LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of USD LIBOR. While SOFR is a secured rate, USD LIBOR is an unsecured rate. And, while SOFR currently is an overnight rate only, USD LIBOR is a forward-looking rate that represents interbank funding for a specified term.

As a result, there can be no assurance that SOFR will perform in the same way as USD LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable substitute, successor or replacement for USD LIBOR. See also “—Any failure of SOFR to gain market acceptance could adversely affect the SOFR notes” below.

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative SOFR data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data has been released by the Federal Reserve Bank of New York (“FRBNY”), production of such historical indicative SOFR data inherently involves assumptions, estimates and approximations. No future performance of SOFR may be inferred from any of the historical actual or historical indicative SOFR data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR, during corresponding periods. In addition, although changes in term SOFR, compounded SOFR and simple average SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the SOFR notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect the SOFR notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which USD LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the SOFR notes and the price at which investors can sell the SOFR notes in the secondary market.

The secondary trading market for SOFR notes may be limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the SOFR notes, the trading price of the SOFR notes may be lower than those of debt securities with interest rates based on rates that are more widely used. Similarly, market terms for debt securities with interest rates based on SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions or manner of compounding the reference rate, may evolve over time, and as a result, trading prices of the SOFR notes may be lower than those of later-issued debt securities that are based on SOFR. Investors in the SOFR notes may not be able to sell the SOFR notes at all or may not be able to sell the SOFR notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued, and the selection of a Benchmark Replacement could adversely affect the return on, value of or market for affected SOFR notes.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the SOFR notes, which may adversely affect the trading prices of the SOFR notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the SOFR notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. For purposes of the formula used to calculate interest with respect to a series of SOFR notes, SOFR in respect of a particular date will not be adjusted for any modifications or amendments to SOFR data that the administrator of SOFR may publish after the interest rate on SOFR notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable supplement.

If we or the calculation agent or our other designee (after consulting with us) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to a series of SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to such SOFR notes. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. or any successor thereto (“ISDA”) or (iii) in certain circumstances, us or the calculation agent or our other designee (which may be our affiliate), after consulting with us.

In addition, the terms of the SOFR notes expressly authorize us, the calculation agent or our other designee (which may be our affiliate) (after consulting with us) in connection with a Benchmark Replacement to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the SOFR notes, which could adversely affect the rate of interest, the return on, value of and market for such SOFR notes and the price at which holders may be able to sell such SOFR Notes.

Further, (i) the composition and characteristics of any Benchmark Replacement in respect of a series of SOFR notes will not be the same as those of the applicable SOFR rate for a series of notes, the Benchmark Replacement will not be the economic equivalent of term SOFR or SOFR, as applicable, there can be no assurance that the Benchmark Replacement will perform in the same way as term SOFR or SOFR, as applicable, would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for term SOFR or SOFR, as applicable (each of which means that a Benchmark Transition Event could adversely affect the return on, value of and market for the applicable series of SOFR notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the relevant series of SOFR notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of the relevant series of SOFR notes in doing so.

We or our affiliates may publish research reports that could affect the market value of SOFR notes.

We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally, or with respect to the LIBOR transition to alternative reference rates or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding SOFR notes. Any of these activities may affect the market value of SOFR notes.

Risks Relating to Term SOFR Notes

The following discussion of risks specifically relates to term SOFR notes and should be read together with (i) the discussions of risks set forth under “—Risks Relating to the Secured Overnight Financing Rate” and “—Risks Relating to Benchmark Transition Provisions Applicable to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes,” (ii) the terms and provisions of term SOFR notes set forth below under “Description of the Notes—Floating-Rate Notes—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes” and (iii) the benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

We may issue term SOFR notes even though term SOFR does not exist as of the date of this prospectus supplement and may not exist as of the original issue date of such term SOFR notes. Any term SOFR notes that we issue before term SOFR exists will provide that interest on such term SOFR notes will be determined by reference to term SOFR beginning on a future date when term SOFR is expected to exist. You should carefully consider the following discussion of risks before investing in term SOFR notes.

Term SOFR does not exist as of the date of this prospectus supplement, and the interest rate for the floating rate period applicable to any series of term SOFR notes may be determined based on a rate other than term SOFR.

The interest rate applicable to a series of term SOFR notes is expected to be based on term SOFR, a forward-looking term rate for the index maturity specified in the applicable supplement that in turn will be based on SOFR. Term SOFR does not exist as of the date of this prospectus supplement. There is no assurance that the development of a forward-looking term rate based on

SOFR for the index maturity specified in the applicable supplement will be completed or, if completed, will be recommended or selected by the Relevant Governmental Body at the time term SOFR becomes applicable to a series of term SOFR notes. Uncertainty surrounding the development of forward-looking term rates based on SOFR and their recommendation or selection by the Relevant Governmental Body could have a material adverse effect on the return on, value of and market for term SOFR notes. If, at the commencement of the floating rate period for any series of term SOFR notes, the Relevant Governmental Body has not selected or recommended term SOFR for the index maturity specified in the applicable supplement, the development of term SOFR for the index maturity specified in the applicable supplement that has been recommended or selected by the Relevant Governmental Body is not complete, or we determine that the use of term SOFR for the index maturity specified in the applicable supplement is not administratively feasible, then, unless we specify otherwise in the applicable supplement, the first available Benchmark Replacement with respect to term SOFR notes under the benchmark transition provisions will be used to determine the interest rate on the relevant series of term SOFR notes during the applicable floating rate period in respect of such term SOFR notes (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to such Benchmark Replacement).

In addition, if, at any time when a series of term SOFR notes bears interest at a floating rate based on term SOFR, we or the calculation agent or our other designee (after consulting with us) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to term SOFR, then we or the calculation agent or our other designee (after consulting with us) will determine a Benchmark Replacement in accordance with the benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” below. After such determination of a Benchmark Replacement for term SOFR, interest on such series of term SOFR notes no longer will be determined by reference to term SOFR, but instead will be determined by reference to the applicable Benchmark Replacement.

After issuance of a series of term SOFR notes, we or the calculation agent or our other designee (after consulting with us) is expressly authorized to make certain determinations, decisions or elections with respect to certain terms and provisions of such series of term SOFR notes that we or the calculation agent or our other designee (after consulting with us) determines are appropriate to reflect the use of term SOFR as the base rate.

After issuance of any series of term SOFR notes, assuming that term SOFR for the applicable index maturity specified in the applicable supplement has been completely developed and has been recommended or selected by the Relevant Governmental Body prior to the time such series of term SOFR notes will begin to accrue interest at a rate determined by reference to term SOFR, we or the calculation agent or our other designee (after consulting with us) is expressly authorized to make determinations, decisions or elections with respect to the term SOFR conventions, as defined under “Description of the Notes—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—Term SOFR” in this prospectus supplement, that we or the calculation agent or our other designee (after consulting with us) decides are appropriate to reflect the use of term SOFR as the base rate for such series of term SOFR notes. For example, because the source and method of publication for term SOFR, if term SOFR is developed, are not currently known, we or the calculation agent or our other designee (after consulting with us) will need to determine (and, if such determination is made by us or such other designee (after consulting with us), to instruct the calculation agent concerning) the manner and timing and other relevant details for the calculation agent’s determination of term SOFR for the relevant index maturity in respect of any series of term SOFR notes. Such determination and implementation of any term SOFR conventions could reduce or otherwise negatively impact the amount of interest that accrues on a series of term SOFR notes, which could adversely affect the return on, value of and market for such series of term SOFR notes.

Risks Relating to Compounded SOFR Notes and Simple Average SOFR Notes

The following discussion of risks specifically relates to compounded SOFR notes and simple average SOFR notes, and should be read together with (i) the discussions of risks set forth under “—Risks Relating to the Secured Overnight Financing Rate” and “—Risks Relating to Benchmark Transition Provisions Applicable to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes,” (ii) the terms and provisions of compounded SOFR notes or simple average SOFR notes set forth under “Description of the Notes—Floating-Rate Notes—Compounded SOFR Notes” or “Description of the Notes—Floating-Rate Notes—Simple Average SOFR Notes,” as applicable, and (iii) the benchmark transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.” You should carefully consider the following discussion of risks before investing in compounded SOFR notes or simple average SOFR notes.

The interest rate on compounded SOFR notes and simple average SOFR notes is based on a compounded or simple average, respectively, of Daily SOFR, which is relatively new in the marketplace.

For each interest period, the interest rate on a series of compounded SOFR notes or simple average SOFR notes will be based on a compounded or simple average, respectively, of Daily SOFR calculated as described under “Description of the Notes—Floating-Rate Notes—Compounded SOFR Notes” or “Description of the Notes—Floating-Rate Notes—Simple Average SOFR Notes,” as applicable, in this prospectus supplement, and not on Daily SOFR published on or in respect of a particular date during such interest period. For this and other reasons, the interest rate on a series of compounded SOFR notes or simple average SOFR notes during any interest period may not be the same as the interest rate on other investments bearing interest at a rate based on SOFR that use an alternative method to determine the applicable interest rate. Further, if Daily SOFR in respect of a particular date during an interest period or observation period (if applicable) for a series of compounded SOFR notes or simple average SOFR notes is negative, the inclusion of such Daily SOFR in the calculation of compounded SOFR or simple average SOFR for the applicable interest period will reduce the interest rate and the interest payable on such series of compounded SOFR notes or simple average SOFR notes, as applicable, for such interest period.

Very limited market precedent exists for securities that use compounded SOFR or simple average SOFR as the base rate, and the method for calculating an interest rate based upon compounded SOFR or simple average SOFR in those precedents varies. Accordingly, the specific formula and related conventions (for example, base rate lockouts, lookbacks, observation periods and/or delayed payments with respect to the determination of interest rates and interest amounts and payment of interest) used for compounded SOFR notes or simple average SOFR notes that we may issue may not be widely adopted by other market participants, if at all. Adoption of a different calculation method by the market likely would adversely affect the return on, value of and market for the compounded SOFR notes or simple average SOFR notes.

Interest payments due on a series of compounded SOFR notes or simple average SOFR notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of compounded SOFR notes or simple average SOFR notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of compounded SOFR notes or simple average SOFR notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such compounded SOFR notes or simple average SOFR notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such compounded SOFR notes or simple average SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any series of compounded SOFR notes or simple average SOFR notes.

With respect to a series of compounded SOFR notes using the payment delay convention or simple average SOFR notes that do not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

With respect to a series of compounded SOFR notes using the payment delay convention or simple average SOFR notes that do not use a rate lookback, because Daily SOFR in respect of a given day is not published until the U.S. government securities business day immediately following such day, it will not be possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade such notes in the secondary market.

With respect to a series of compounded SOFR notes using the payment delay convention or a series of simple average SOFR notes that employs a rate cut-off date, pursuant to the formula used to determine compounded SOFR or simple average SOFR for such notes for an applicable interest period, Daily SOFR used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be Daily SOFR in respect of the relevant rate cut-off date.

The formula used to determine the base rate for compounded SOFR notes using the payment delay convention employs a rate cut-off date for the final interest period with respect to any series of notes, and the formula used to determine the base rate for simple average SOFR notes, if so specified in the applicable supplement for a series of such notes, may employ a rate cut-off date for each interest period with respect to such series.

For the final interest period with respect to a series of compounded SOFR notes using the payment delay convention, Daily SOFR used in the calculation of compounded SOFR for any day from, and including, the rate cut-off date to, but excluding, the maturity date or the redemption date, if applicable, will be Daily SOFR in respect of the rate cut-off date. The rate cut-off date will be two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) prior to the maturity date (or redemption date, if applicable).

For each interest period with respect to a series of simple average SOFR notes using a rate cut-off date, Daily SOFR used in the calculation of simple average SOFR for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date or the maturity or redemption date, if applicable, will be Daily SOFR in respect of the rate cut-off date.

The rate cut-off date will be two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable supplement) prior to each interest payment date or the maturity date (or redemption date, if applicable).

As a result of the foregoing, a holder of a series of compounded SOFR notes using the payment delay convention or simple average SOFR notes using a rate cut-off date will not receive the benefit of any increase in the level of SOFR on any date subsequent to the applicable rate cut-off date in connection with the determination of the interest payable with respect to (i) the final interest period for an applicable series of compounded SOFR notes using the payment delay convention or (ii) each interest period for a series of simple average SOFR notes using a rate cut-off date, which could reduce the amount of interest that may be payable on the applicable series of notes.

Holders of a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis.

The interest payment dates for any series of compounded SOFR notes using the payment delay convention with respect to interest rate determination and interest payments will be two business days (or such other number of business days as we may specify in the applicable supplement) after the interest period demarcation date at the end of each interest period for such series. This convention differs from the interest payment convention that has been used historically for floating-rate notes with interest rates based on other benchmark or market rates, such as USD LIBOR, where interest typically has been paid on a fixed day that immediately follows the final day of the applicable interest period. As a result, holders of a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis as compared to floating-rate notes in which they previously may have invested.

Risks Relating to Benchmark Transition Provisions Applicable to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes

The following discussion of risks relates to the benchmark transition provisions applicable to USD LIBOR notes, term SOFR notes, compounded SOFR notes and simple average SOFR notes, set forth in this prospectus supplement under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.” The benchmark transition provisions will apply if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to the initial Benchmark at the time of issuance of a series of USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes. You should carefully consider the following discussion of risks before investing in any such notes.

We or the calculation agent or our other designee (after consulting with us) will make determinations with respect to USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, as applicable, that could affect the return on, value of and market for such notes.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to the initial Benchmark at the time of issuance of any USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, we or the calculation agent or our other designee (after consulting with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment, and will make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods, the timing and frequency of determining rates and making payments of interest and other administrative matters, in connection with the applicable Benchmark Replacement as described in this prospectus supplement under “Description of the Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

Moreover, certain determinations, decisions and elections with respect to the Benchmark Replacement and any Benchmark Replacement Conforming Changes, or the occurrence or non-occurrence of a Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or the calculation agent or our other designee (after consulting with us). Any determination, decision or election made by us or the calculation agent or our other designee pursuant to the benchmark transition provisions set forth in this prospectus supplement will, if made by us, be made in our sole discretion and, if made by the calculation agent or our other designee, be made after consultation with us and, in each case, will become effective without consent from the holders of the affected USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, as applicable, or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth in this prospectus supplement. The calculation agent or any other designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the calculation agent and holders of the USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, as applicable. All determinations by us or the calculation agent or our other designee in our or its discretion will be conclusive for all purposes and binding on us and holders of the applicable notes absent manifest error. In making these potentially subjective determinations, we, our designee or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the return on, value of and market for the USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, as applicable.

With respect to USD LIBOR notes maturing after 2021 in particular, because it is highly likely that a Benchmark Transition Event and related Benchmark Replacement Date will occur with respect to USD LIBOR, we or the calculation agent or our other designee is likely to exercise more discretion in respect of calculating interest payable on a series of USD LIBOR notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Risks Relating to Simple Average Federal Funds (Effective) Rate Notes

The following discussion of risks specifically relates to simple average federal funds (effective) rate notes and should be read together with the terms and provisions of simple average federal funds (effective) rate notes set forth below under “Description of the Notes—Floating-Rate Notes—Simple Average Federal Funds (Effective) Rate Notes.” You should carefully consider the following discussion of risks before investing in simple average federal funds (effective) rate notes.

Interest payments due on a series of simple average federal funds (effective) rate notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of simple average federal funds (effective) rate notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of simple average federal funds (effective) rate notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such simple average federal funds (effective) rate notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period.

With respect to a series of simple average federal funds (effective) rate notes that does not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

With respect to a series of simple average federal funds (effective) rate notes that does not use a rate lookback, the federal funds (effective) rate in respect of a given day is not published until the New York banking day immediately following such day. For this reason, it will not be possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade such notes in the secondary market.

With respect to a series of simple average federal funds (effective) rate notes that employs a rate cut-off date, pursuant to the formula used to determine the simple average federal funds (effective) rate for each applicable interest period, the federal funds (effective) rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be the federal funds (effective) rate in respect of the relevant rate cut-off date.

Pursuant to the formula used to determine the simple average federal funds (effective) rate for each interest period with respect to a series of simple average federal funds (effective) rate notes using a rate cut-off date, the federal funds (effective) rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date or the maturity or redemption date, if applicable, will be the federal funds (effective) rate in respect of the rate cut-off date. The rate cut-off date will be two New York banking days (or such other number of New York banking days as we may specify in the applicable supplement) prior to each interest payment date or the maturity date (or redemption date, if applicable). Therefore, you will not receive the benefit of any increase in the level of the federal funds (effective) rate on any date subsequent to the rate cut-off date in connection with the determination of the interest payable with respect to an interest period for a series of simple average federal funds (effective) rate notes using a rate cut-off date, which could reduce the amount of interest that may be payable.

Risks Relating to USD CMS Rate Notes

The following discussion of risks specifically relates to USD CMS rate notes and should be read together with the terms and provisions of USD CMS rate notes set forth under “Description of the Notes—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD CMS Rate.” You should carefully consider the following discussion of risks before investing in USD CMS rate notes.

Interest on a series of USD CMS rate notes will be calculated using a different reference rate if a USD CMS Transition Event and related USD CMS Replacement Date occur with respect to the USD CMS rate with the applicable index maturity, and the selection of a USD CMS Benchmark Replacement could adversely affect the return on, value of or market for affected USD CMS rate notes.

The USD CMS rate generally represents the fixed rate of interest payable on a hypothetical interest rate swap with a floating leg based on 3-month USD LIBOR. The FCA announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of USD

LIBOR (including the 3-month USD LIBOR rate) after 2021. This announcement indicates that the continuation of USD LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide USD LIBOR submissions to the administrator of USD LIBOR. As a result, it is highly likely that USD LIBOR will be discontinued after 2021.

It is not possible to predict the effect that the FCA announcement or any USD LIBOR discontinuance will have on the USD CMS rate or any USD CMS rate notes; however, it is highly likely that a USD CMS Transition Event and related USD CMS Replacement Date (each as defined below) will occur with respect to the USD CMS rate after 2021 (and may occur prior to the end of 2021). If we or the calculation agent (after consulting with us) determines that a USD CMS Transition Event and related USD CMS Replacement Date have occurred with respect to the applicable USD CMS rate, then we or the calculation agent (after consulting with us) will determine the USD CMS Replacement for an affected series of USD CMS rate notes in accordance with the transition provisions set forth under “Description of the Notes—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD CMS Rate” in this prospectus supplement. In accordance with such provisions, following the occurrence of a USD CMS Transition Event and USD CMS Replacement Date, the USD CMS Replacement will be the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as the replacement for the USD CMS rate with the applicable index maturity giving due consideration to any industry-accepted rate of interest as a replacement for the USD CMS rate for U.S. dollar-denominated floating-rate notes at the relevant time, plus the applicable USD CMS Replacement Adjustment (if any). If we or the calculation agent (after consulting with us) determines that there is no such replacement rate as of any applicable date of determination, then the USD CMS rate for that date of determination will be determined by us or the calculation agent (after consulting with us), after consulting such sources that we or the calculation agent deems comparable to the Designated USD CMS Page, or any other source or data we or the calculation agent determines to be reasonable. After determination of the USD CMS Replacement for an affected series of the USD CMS rate notes, interest on USD CMS rate notes no longer will be determined by reference to the USD CMS rate, but instead will be determined by reference to the applicable USD CMS Replacement. As of the date of this prospectus supplement, no market consensus exists as to what rate or rates may become accepted alternatives to the USD CMS rate.

The selection of a USD CMS Replacement and USD CMS Replacement Adjustment (if any), and any decisions, determinations or elections made by us or the calculation agent (after consulting with us) in connection with a USD CMS Replacement with respect to a series of USD CMS rate notes in accordance with the USD CMS rate transition provisions set forth in this prospectus supplement, including with respect to USD CMS Replacement Conforming Changes, could adversely affect the rate of interest on the relevant series of USD CMS rate notes, which could adversely affect the return on, value of and market for such USD CMS rate notes.

Even if a USD CMS Transition Event and related USD CMS Replacement Date do not occur, the USD CMS rate may not be published on an applicable date of determination and, if such rate is not published, it may be determined by the calculation agent in the calculation agent’s sole discretion.

Even if a USD CMS Transition Event and related USD CMS Replacement Date do not occur, it is possible that the USD CMS rate may not be available on an applicable date of determination because such rate is not published by ICE Benchmark Administration Limited (“ICE”). ICE may fail to publish the applicable USD CMS rate (referred to by ICE as the “ICE Swap Rate”) because of a lack of liquidity (typically resulting from high market volatility) on the trading platforms from which ICE sources data that is used to determine the USD CMS rate, or for other reasons. With respect to any series of USD CMS rate notes, if the USD CMS rate for the applicable index maturity cannot be determined using the Designated USD CMS Page due to the non-publication of such rate on a relevant date of determination, but a USD CMS Transition Event and related USD CMS Replacement Date have not occurred, the USD CMS rate will be determined by the calculation agent in its sole discretion, after consulting such sources as it deems comparable to the Designated USD CMS Page, or any other source or data it determines to be reasonable. This method of determining the USD CMS rate may result in interest payments on a series of USD CMS rate notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on such notes if the USD CMS rate had been published in accordance with ICE’s usual policies and procedures governing determination and publication of the USD CMS rate. In addition, in determining the USD CMS rate in this manner, we and the calculation agent will have no obligation to consider your interests as an investor in the notes and we or the calculation agent may have economic interests that are adverse to your interests.

In the fourth quarter of 2019, ICE failed to publish the USD CMS rate on a significant number of trading days. Such non-publication may continue, the frequency of non-publication may increase, and the likelihood that the calculation agent will determine the USD CMS rate on an applicable date of determination in its sole discretion may increase as well.

The USD CMS rate and the manner in which it is calculated may change in the future.

There can be no assurance that the method by which the USD CMS rate is determined by ICE will continue in its current form. For example, due to the recent failures to publish the USD CMS rate, ICE has announced that it intends to expand the data used in its calculation of the USD CMS rate to include non-binding swap quotes as a back-up when firm prices are unavailable. There is no assurance that ICE’s proposed changes to its methodology for calculating the USD CMS rate will result in the USD CMS rate being published on a more consistent basis. In addition, any changes in the method of determination of the USD CMS rate could decrease the USD CMS rate and, in turn, adversely affect the return on, value of and market for USD CMS rate notes.

The USD CMS Replacement may not be a suitable replacement for the USD CMS rate.

It is highly likely that a USD CMS Transition Event and related USD CMS Replacement Date will occur after 2021 (and may occur prior to the end of 2021). Following a USD CMS Transition Event and related USD CMS Replacement Date, interest on an affected series of USD CMS rate notes no longer will be determined by reference to the USD CMS rate, but instead will be determined by reference to the applicable USD CMS Replacement (once such USD CMS Replacement has been determined in accordance with the terms and provisions of USD CMS rate notes set forth in this prospectus supplement). As of the date of this prospectus supplement, no market consensus exists as to what rate or rates may become accepted alternatives to the USD CMS rate.

There is no assurance that the characteristics of any USD CMS Replacement will be similar to the USD CMS rate as it is calculated and published by ICE as of the date of this prospectus supplement or the date on which any series of USD CMS rate notes is issued, or that any USD CMS Replacement will produce the economic equivalent of such USD CMS rate as a reference rate for interest on the relevant series of USD CMS rate notes or otherwise be a suitable replacement or successor for the USD CMS rate. It is possible that, at the time of a USD CMS Transition Event and related USD CMS Replacement Date, no industry-accepted rate of interest as a replacement for the USD CMS rate will exist. In addition, if no industry-accepted replacement for the USD CMS rate exists following the occurrence of a USD CMS Transition Event and related USD CMS Replacement Date, sources comparable to the Designated USD CMS Page may not exist, and there may be disagreement regarding which sources or data should be deemed reasonable for purposes of determining a replacement rate for the USD CMS rate. Notwithstanding the foregoing, if we or the calculation agent (after consulting with us) determines that a USD CMS Transition Event and related USD CMS Replacement Date have occurred with respect to the USD CMS rate of the applicable index maturity, we or the calculation agent will determine the USD CMS Replacement in accordance with the provisions set forth below in this prospectus supplement, and such determination will become effective without consent from the holders of the affected USD CMS rate notes or any other party. Use of the USD CMS Replacement may result in interest payments on a series of USD CMS rate notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on such notes in the absence of a USD CMS Transition Event and related USD CMS Replacement Date.

In addition, although the USD CMS rate transition provisions set forth below in this prospectus supplement provide for a USD CMS Replacement Adjustment to be added to the Unadjusted USD CMS Replacement, as of the date of this prospectus supplement, no industry-accepted method exists for calculating such USD CMS Replacement Adjustment, and it is possible that no such industry-accepted method will exist at the time of a USD CMS Transition Event and related USD CMS Replacement Date. In addition, we or the calculation agent may determine that the USD CMS Replacement Adjustment will be zero or negative. There is no guarantee that the USD CMS Replacement Adjustment (if any) will make the Unadjusted USD CMS Replacement equivalent to the USD CMS rate as it is calculated and published by ICE as of the date of this prospectus supplement or the date on which any series of USD CMS rate notes is issued. In particular, the USD CMS Replacement Adjustment may be a one-time adjustment, and such adjustment above the applicable Unadjusted USD CMS Replacement may not respond to changes in interest rates or other market conditions on a periodic basis.

The interest rate on a series of USD CMS rate notes may be determined by reference to a USD CMS Replacement even if the USD CMS rate of the applicable index maturity continues to be published and, conversely, may continue to be determined by reference to the USD CMS rate of such index maturity even if a new base rate has become accepted by market participants for floating-rate notes with interest rates based on U.S. dollar swap rates.

With respect to any series of USD CMS rate notes, we or the calculation agent (after consulting with us) will determine whether a USD CMS Transition Event and related USD CMS Replacement Date have occurred. A USD CMS Transition Event includes, among other things, a determination by us or the calculation agent (after consulting with us) that (i) the USD CMS rate as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time or (ii) the USD CMS rate as published is no longer an industry-accepted rate of interest in the derivatives market for hedging transactions related to U.S. dollar-denominated floating-rate notes.

It is possible that we or the calculation agent (after consulting with us) will determine that a USD CMS Transition Event and related USD CMS Replacement Date have occurred with respect the USD CMS rate of the applicable index maturity at a time when ICE continues to publish such USD CMS rate. Holders of the relevant series of USD CMS rate notes will not have the ability to prevent or otherwise influence such determination by us or the calculation agent. The interest rate on the relevant series of USD CMS rate notes may, therefore, cease to be determined by reference to the USD CMS rate for the applicable index maturity, and instead be determined by reference to a USD CMS Replacement, even if the USD CMS rate for such index maturity continues to be published. For example, even if ICE continues to publish the USD CMS rate, we or the calculation agent (after consulting with us) nonetheless may determine that a USD CMS Transition Event has occurred because the USD CMS rate as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time. Such USD CMS Replacement may be lower than the USD CMS rate for the applicable index maturity for so long as the USD CMS rate for such index maturity continues to be published, and the return on, value of and market for the relevant series of USD CMS rate notes may be adversely affected.

In addition, we or the calculation agent (after consulting with us) may not determine that a USD CMS Transition Event and related USD CMS Replacement Date have occurred, even if a new base rate has become accepted in the market as an interest rate for floating-rate notes with interest rates based on U.S. dollar swap rates. Holders of USD CMS rate notes will not have the ability to cause or otherwise influence such determination by us or the calculation agent. It is possible that ICE will choose to develop a new ICE Swap Rate for U.S. dollar swaps, which could be based on SOFR or another floating interest rate. In addition, market participants could adopt another U.S. dollar swap-based interest rate for use as a base rate for floating-rate notes. Even if market participants adopt such a new U.S. dollar swap-based interest rate (whether published by ICE or otherwise), then the interest rate on the relevant series of USD CMS rate notes will continue to be determined by reference to the USD CMS rate until we or the calculation agent (after consulting with us) determines that a USD CMS Transition Event and related USD CMS Replacement Date have occurred and we or the calculation agent (after consulting with us) has determined the relevant USD CMS Replacement. The USD CMS rate for the applicable index maturity used to determine the floating interest rate for any series of such notes may be lower than such a new U.S. dollar swap-based interest rate for so long as the USD CMS rate for such index maturity continues to be published.

We or the calculation agent (after consulting with us) will make determinations with respect to USD CMS rate notes that could affect the return on, value of and market for such notes.

If a USD CMS Transition Event and related USD CMS Replacement Date occur with respect to the USD CMS rate, we or the calculation agent (after consulting with us) will determine the USD CMS Replacement and the USD CMS Replacement Adjustment and will make USD CMS Replacement Conforming Changes with respect to, among other things, the determination of interest periods, the timing and frequency of determining rates and making payments of interest and other administrative matters, in connection with the applicable USD CMS Replacement as described in this prospectus supplement. As of the date of this prospectus supplement, no market consensus exists as to what rate or rates may become accepted alternatives to the USD CMS rate.

Moreover, certain other determinations, decisions and elections with respect to the USD CMS Replacement or the occurrence or non-occurrence of a USD CMS Transition Event and any USD CMS Replacement Conforming Changes may require the exercise of discretion and the making of subjective judgments by us or the calculation agent (after consulting with us). Any determination, decision or election made by us or the calculation agent pursuant to the provisions relating to a USD CMS Replacement will, if made by us, be made in our sole discretion and, if made by the calculation agent, be made after consultation with us and, in each case, will become effective without consent from the holders of the affected USD CMS rate notes or any other party. Unless we specify otherwise in the applicable supplement, the calculation agent will be one of our affiliates. When performing such functions, potential conflicts of interest may exist between us, the calculation agent and holders of USD CMS rate notes. All determinations by us or the calculation agent will be conclusive for all purposes and binding on us and holders of the applicable notes absent manifest error. In making these potentially subjective determinations, we or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the return on, value of and market for the USD CMS rate notes.

For the reasons discussed above, we or the calculation agent is likely to exercise discretion with respect to significant aspects of the terms and provisions of USD CMS rate notes (including with respect to calculating interest payable on such notes).

We or our affiliates may publish research that could affect the market value of USD CMS rate notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally, or the USD LIBOR transition or the USD CMS rate transition specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the USD CMS rate notes. Any of these activities may affect the market value of the USD CMS rate notes.

DESCRIPTION OF THE NOTES

This section describes general terms and provisions of the notes. This section supplements, and should be read together with, the general description of our debt securities, and the terms and provisions thereof, included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Certain terms that are used in this prospectus supplement have the specific meanings set forth herein. A listing of the pages on which such terms are defined can be found under “Index of Certain Defined Terms” beginning on page S-80 of this prospectus supplement.

General

We will issue the notes as part of a series of senior debt securities, Senior Medium-Term Notes, Series A, under an indenture dated as of August 23, 2016, which is an exhibit to our registration statement and has been filed with the SEC. The indenture is a contract between us, as issuer, Bank of America, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to The Bank of New York Mellon Trust Company, N.A., as the “trustee,” and we refer to the indenture as supplemented from time to time as the “Indenture.” In addition to the following summary of general terms of the notes and the Indenture, you should review the forms of the actual notes and the specific provisions of the Indenture, as applicable, which are on file with the SEC.

The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. We, Bank of America and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities—The Indenture” in the accompanying prospectus for more information about the Indenture and the functions of the trustee. The Indenture does not limit the amount of indebtedness that BofA Finance may incur.

The notes are being offered by BofA Finance on a continuous basis. We may issue other debt securities under the Indenture from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by BofA Finance’s board of managers.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Ranking

The notes will be the unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all other unsecured and unsubordinated obligations of BofA Finance from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The payment obligations of BofA Finance on the notes will be fully and unconditionally guaranteed by Bank of America as described in the accompanying prospectus.

Any obligations of Bank of America under its guarantee of the notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Because Bank of America is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. Accordingly, the guarantee obligations will be structurally subordinated to all existing and future liabilities of Bank of America subsidiaries, and claimants should look only to the assets of Bank of America for payments under its guarantee of the notes. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its guarantee will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues,” “Risk Factors—Bank of America’s obligations under its guarantee of BofA Finance’s debt securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries” and “Risk Factors—Each of BofA Finance and Bank of America is permitted to sell, convey or transfer all or substantially all of its assets to one or more of Bank of America’s majority-owned subsidiaries and, in either such event, such subsidiary or subsidiaries will not be required under the indenture to assume the obligations of BofA Finance under the debt securities or of Bank of America under its guarantee of the debt securities, as the case may be” in the accompanying prospectus.

BofA Finance is a finance subsidiary and has no operations other than those related to the issuance, administration and repayment of its notes that are guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its notes if they make claims in respect of such notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such notes. Holders of BofA Finance’s notes will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the notes, and holders of the notes should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have any priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured senior debt securities issued by Bank of America.

Fixed-Rate Notes

We may issue notes that bear interest at a fixed rate as set forth in the applicable supplement, which we refer to as “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, until the principal is paid or made available for payment.

Unless we specify otherwise in the applicable supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date” for a fixed-rate note) and at maturity. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention. We will make payments on fixed-rate notes as described below under “—Payment of Principal, Interest, and Other Amounts Payable.”

We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the note. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

We may issue notes that will bear interest at a floating interest rate determined in accordance with the terms and provisions set forth in the applicable supplement and below under “—General Terms and Provisions Applicable to Floating-Rate Notes,” “—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes,” “—Compounded SOFR Notes,” “—Simple Average SOFR Notes,” “—Simple Average Federal Funds (Effective) Rate Notes,” “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” and “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes,” as applicable. We refer to these notes as “floating-rate notes.”

Overview of Base Rates

The “base rate” for a floating-rate note will, if so specified in the applicable supplement, be one or more of the following, or may be any other base rate as may be specified in the applicable supplement:

•	the London interbank offered rate for deposits in U.S. dollars (“USD LIBOR”), in which case the note will be a “USD LIBOR note”;

•	the USD CMS rate (as defined below), in which case the note will be a “USD CMS rate note”;

•	term SOFR (as defined below), which is expected to be a forward-looking term rate based on the secured overnight financing rate, in which case the note will be a “term SOFR note”;

•	compounded SOFR (as defined below), calculated by reference to the secured overnight financing rate, in which case the note will be a “compounded SOFR note”;

•	simple average SOFR (as defined below), calculated by reference to the secured overnight financing rate, in which case the note will be a “simple average SOFR note”;

•

the simple average federal funds (effective) rate (as defined below), calculated by reference to the federal funds (effective) rate (as defined below), in which case the note will be a “simple average federal funds (effective) rate note”; or

•	the treasury rate (as defined below), in which case the note will be a “treasury rate note.”

Unless otherwise set forth in the applicable supplement, the applicable base rate with respect to a floating-rate note will be determined for each interest period (as defined below) or other applicable period as set forth under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” and “—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes,” “—Compounded SOFR Notes,” “—Simple Average SOFR Notes” or “—Simple Average Federal Funds (Effective) Rate

Notes” below, as applicable. Such determination of the applicable base rates is summarized as follows:

•

USD LIBOR notes, USD CMS rate notes, treasury rate notes and term SOFR notes. With respect to USD LIBOR notes, USD CMS rate notes, treasury rate notes and term SOFR notes, the applicable base rate will be determined for an interest period (or other period specified in the applicable supplement) in advance by reference to such base rate for the period of maturity of the instrument or obligation from which the base rate is calculated (the “index maturity”), as observed at a specified time on a single interest determination date on or prior to the commencement of such period, all as set forth in this prospectus supplement and/or in the applicable supplement. Such base rate as so determined will apply for the entirety of the succeeding interest or other period and will reset on the interest reset date specified for the interest or other period that immediately follows such succeeding period, in accordance with the foregoing. For additional information with respect to the determination of these base rates and terms and provisions of these notes, see “—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes” and “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate,” below.

•

Compounded SOFR notes. With respect to compounded SOFR notes, the base rate for an interest period will be determined on the basis of a compounded average of Daily SOFR (as defined under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate,” below) as set forth below under “—Compounded SOFR Notes” (such rate, “compounded SOFR”). As so set forth, compounded SOFR will be determined in arrears at or near the end of each interest period in accordance with a formula using Daily SOFR published during the applicable interest period or observation period relating to such interest period, as the case may be. For additional information with respect to the determination of compounded SOFR and terms and provisions of compounded SOFR notes, see “—Compounded SOFR Notes” and “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate,” below.

•

Simple average SOFR notes and simple average federal funds (effective) rate notes. With respect to simple average SOFR notes and simple average federal funds (effective) rate notes, the base rate for an interest period will be determined on the basis of a simple average of Daily SOFR or the federal funds (effective) rate (each as defined under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” below), as applicable, as set forth below under “—Simple Average SOFR Notes” or “—Simple Average Federal Funds (Effective) Rate Notes,” as applicable (such rates, “simple average SOFR” and the “simple average federal funds (effective) rate,” respectively). As so set forth, simple average SOFR and the simple average federal funds (effective) rate will be determined in arrears at or near the end of each interest period based on a formula using Daily SOFR rates or federal funds (effective) rates, as applicable, published during the applicable interest period. For additional information with respect to the determination of these base rates and terms and provisions of these notes, see “—Simple Average SOFR Notes” or “—Simple Average Federal Funds (Effective) Rate Notes,” as applicable, and “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate,” below.

General Terms and Provisions Applicable to Floating-Rate Notes

Unless we specify otherwise in the applicable supplement, the terms and provisions of and other information with respect to the floating-rate notes set forth in this subsection “—General Terms and

Provisions Applicable to Floating-Rate Notes” will apply to each series of floating-rate notes, as and to the extent set forth in this subsection.

Determination of Interest Rates

Unless we specify otherwise in the applicable supplement, the interest rate for a floating-rate note will be determined by reference to:

•

the specified base rate (based on the specified index maturity, if applicable) for each interest or other applicable period determined in accordance with the applicable provisions set forth in this prospectus supplement;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

The “spread” is the number of basis points we specify to be added to or subtracted from the applicable base rate. The “spread multiplier” is the percentage (or number) we may specify by which the specified base rate is multiplied in order to calculate the applicable interest rate.

Interest rates for a floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest or other applicable period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest or other applicable period; or

•	both.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more to any one borrower.

Additional information with respect to the determination of interest rates is set forth below under “—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes,” “—Compounded SOFR Notes,” “—Simple Average SOFR Notes” and “—Simple Average Federal Funds (Effective) Rate Notes,” as applicable.

Accrual of Interest, Interest Payment Dates and Interest Periods for Floating-Rate Notes Other than Compounded SOFR Notes Using the Payment Delay Convention

Unless we specify otherwise in the applicable supplement, except for compounded SOFR notes using the payment delay convention:

•	each floating-rate note will accrue interest from its original issue date or from the most recent date to which interest on the floating-rate note has been paid or made available for payment;

•	interest will accrue on the principal amount of a floating-rate note at the applicable per annum floating interest rate until the principal amount is paid or made available for payment;

•

we will pay accrued interest on any floating-rate note monthly, quarterly, semi-annually or annually (or for such other period as we may specify in the applicable supplement), as applicable, in arrears, on the dates set forth in the applicable supplement (each such day being an “interest payment date” for such floating-rate note) and at maturity;

•

each interest payment due on an interest payment date or maturity date will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”); and

•

Interest payment dates and interest periods for floating-rate notes may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement.

For compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable supplement, the accrual of interest, interest period demarcation dates, interest payment dates and interest periods are as set forth under “—Compounded SOFR Notes—Payment Delay Convention” below.

Calculation of Interest Amounts

Unless we specify otherwise in the applicable supplement, the amount of accrued interest on a floating-rate note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable supplement, one of the following, or may be any other convention set forth in the applicable supplement:

•	a factor based on a 360-day year of twelve 30-day months if the day count convention specified in the applicable supplement is “30/360”;

•	a factor equal to the actual number of days in the relevant period divided by 360 if the day count convention specified in the applicable supplement is “Actual/360”;

•

a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the day count convention specified in the applicable supplement is “Actual/Actual”; or

•	a factor equal to the actual number of days in the relevant period divided by 365, if the day count convention specified in the applicable supplement is “Actual/365 (Fixed).”

If no day count convention is specified in the applicable supplement, the accrued interest factor will be as follows:

•

for USD LIBOR notes, term SOFR notes, compounded SOFR notes, simple average SOFR notes, simple average federal funds (effective) rate notes or any other floating-rate notes other than treasury rate notes or USD CMS rate notes, the factor will be equal to the actual number of days in the relevant period divided by 360;

•	for USD CMS rate notes, the factor will be based on a 360-day year of twelve 30-day months; and

•	for treasury rate notes, the factor will be equal to the actual number of days in the relevant period divided by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes

Unless otherwise specified in the applicable supplement, the following terms and provisions and other information will apply to each series of USD LIBOR notes, USD CMS rate notes, treasury rate notes and term SOFR notes, as applicable. References to “notes” or “floating-rate notes” in this subsection “—USD LIBOR Notes, USD CMS Rate Notes, Treasury Rate Notes and Term SOFR Notes” are to a series of any such notes.

With respect to any series of term SOFR notes, if any of the terms and provisions set forth in this section “Floating-Rate Notes” concerning the determination of term SOFR, the interest rate, amounts of accrued interest or payment of interest that otherwise would be applicable to term SOFR notes are inconsistent with any of the term SOFR conventions (as defined below) determined by us or the calculation agent or our other designee (after consulting with us), then the relevant term SOFR conventions will govern and control with respect to such term SOFR notes.

Unless we specify otherwise in the applicable supplement, the applicable base rate, interest rate and calculation dates for amounts of accrued interest in respect of each interest period with respect to a series of USD LIBOR notes, USD CMS rate notes, treasury rate notes or term SOFR notes, as applicable, will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of floating-rate notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts that will be applicable with respect to each series of USD LIBOR notes, USD CMS rate notes, treasury rate notes or term SOFR notes, as applicable, unless we specify otherwise in the applicable supplement.

The calculation agent will determine USD LIBOR, the USD CMS rate, the treasury rate, or term SOFR, as applicable, for the applicable index maturity (if any) and for a given interest determination date (as defined below) in accordance with the terms and provisions set forth below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate.”

The interest rate in effect from, and including, the original issue date of a series of floating-rate notes to, but excluding, the first interest reset date (as defined below) for such notes will be the initial interest rate set forth in the applicable supplement or determined as set forth in the applicable supplement. The interest rate of a series of floating-rate notes may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, or at any other interval, as we specify in the applicable supplement. If so specified in the applicable supplement, a single interest period may contain multiple interest reset dates, in which case the interest rate with respect to the applicable series of notes will reset on each such interest reset date in accordance with the terms and provisions set forth in this subsection or as otherwise set forth in the applicable supplement, and interest will accrue on such series of notes at the interest rate in effect from time to time during such interest period. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.” We will specify the interest reset dates in the applicable supplement. Interest reset dates may be adjusted in accordance with the applicable business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Payable—Business Day Conventions”) specified in the applicable supplement.

The “interest determination date” in respect of any interest reset date is the day to which the calculation agent will refer when determining the interest rate at which the applicable floating interest rate will reset. Unless we specify otherwise in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a USD LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date;

•	for a USD CMS rate note, the second U.S. government securities business day (as defined below) preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) would normally be auctioned;

•	for a term SOFR note, the date specified in the applicable supplement or determined in accordance with the term SOFR conventions; and

•

for a floating-rate note with two or more base rates, the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

With respect to treasury rate notes, Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day unless we specify otherwise in the applicable supplement.

The calculation agent will determine the interest rate for an interest period on the corresponding interest determination date. In addition, on the relevant calculation date (as defined below), the calculation agent will calculate the amount of interest that has accrued during each interest period in accordance with the provisions set forth under “—General Terms and Provisions Applicable to Floating-Rate Notes—Accrual of Interest, Interest Payment Dates and Interest Periods for Floating-Rate Notes Other than Compounded SOFR Notes Using the Payment Delay

Convention” and “—General Terms and Provisions Applicable to Floating-Rate Notes—Calculation of Interest Amounts” above. Unless we specify otherwise in the applicable supplement, the “calculation date” for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•

the business day immediately preceding the applicable interest payment date for the interest period to which such interest determination date relates, the maturity date, or the date of redemption or prepayment, as the case may be.

In determining the base rate that applies to a USD LIBOR note or treasury rate note during a particular interest period, unless we specify otherwise in the applicable supplement, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” and/or in the applicable supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant USD LIBOR notes or treasury rate notes, as applicable, and its affiliates, and they may include our affiliates.

At the request of the holder of any USD LIBOR note, USD CMS rate note, treasury rate note or term SOFR note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

Compounded SOFR Notes

Unless otherwise specified in the applicable supplement, the following terms and provisions and other information will apply to compounded SOFR notes.

For a series of compounded SOFR notes, compounded SOFR, accrued interest, interest periods, the interest rate and/or timing of interest payments for a particular interest period will be determined in accordance with a “payment delay convention” or “observation period convention,” in accordance with the terms and provisions applicable to either such convention as set forth below. The applicable supplement relating to a series of compounded SOFR notes will specify whether the “payment delay convention” or the “observation period convention” applies to such compounded SOFR notes.

Payment Delay Convention

If the applicable supplement for a series of compounded SOFR notes specifies that the “payment delay convention” applies, then, unless we specify otherwise in the applicable supplement, the following terms and provisions will apply to such series. References to “notes” in this subsection “—Payment Delay Convention” are to compounded SOFR notes using the payment delay convention.

For a series of compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable supplement, compounded SOFR, the interest rate, accrued interest, the date on which the foregoing will be calculated by the calculation agent with respect to an interest period, interest periods and timing of interest payments for a particular interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates and calculation of interest amounts (other than with respect to the accrual of interest, interest payment dates, interest periods and the timing of such calculation of interest amounts, which will be as set forth below in this subsection) that will be applicable with respect to a series of compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable supplement.

Each series of the notes will accrue interest from the original issue date of such series until the principal amount is paid or made available for payment. We will pay interest on a series of the notes on each interest payment date (as defined in the following paragraph) with respect to such series of notes. Each interest payment due on an interest payment date or maturity date will include interest accrued from, and including, the most recent interest period demarcation date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest period demarcation date (or, in the case of the final interest period, the maturity date or, if such notes are redeemed, the redemption date) (each such period, an “interest period” for such series of notes). The applicable supplement for a series of notes will specify, among other terms and provisions, the “interest period demarcation dates” with respect to such series.

Unless we specify otherwise in the applicable supplement, interest period demarcation dates and interest periods (in addition to interest payment dates) may be adjusted in accordance with the business day convention specified in the applicable supplement. If the scheduled final interest period demarcation date (which will be the maturity date or, if we elect to redeem the notes, the redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, and such final interest period demarcation date will be postponed to such succeeding business day.

We will pay interest on each series of the notes in arrears, on the second business day following each interest period demarcation date, unless we specify otherwise in the applicable supplement (each such day being an “interest payment date” for such notes); provided that the interest payment date with respect to the final interest period for a series of the notes will be the maturity date for such series or, if the notes are redeemed, the redemption date. On each interest payment date, we will pay accrued interest for the most recently completed interest period.

The interest rate for a series of the notes will be determined by reference to compounded SOFR, calculated in respect of each interest period in accordance with the formula set forth below. For purposes of calculating compounded SOFR in accordance with such formula with respect to the final interest period, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be Daily SOFR in respect of such rate cut-off date. Unless we specify otherwise in the applicable supplement, the “rate cut-off date” will be the second U.S. government securities business day prior to the maturity date or redemption date, as applicable.

The calculation agent will determine compounded SOFR for a series of the notes for each interest period in accordance with the following formula:

where:

“d0”, for any interest period, is the number of U.S. government securities business days in such interest period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such interest period;

“SOFRi” for any U.S. government securities business day “i” in such interest period, is equal to Daily SOFR in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SOFR with respect to the final interest period, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be Daily SOFR in respect of such rate cut-off date;

“ni” for U.S. government securities business day “i” in such interest period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d” is the number of calendar days in such interest period.

When the calculation agent determines compounded SOFR for a particular interest period in accordance with the foregoing formula, it will determine the Daily SOFR component of such formula for a U.S. government securities business day in accordance with the terms and provisions set forth below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—Daily SOFR.” Daily SOFR will not be published in respect of any day that is not a U.S. government securities business day, such as a Saturday, Sunday or holiday. For this reason, when the calculation agent determines compounded SOFR for a particular interest period in accordance with the foregoing formula, Daily SOFR for any U.S. government securities business day in such period that immediately precedes one or more days in such period that are not U.S. government securities business days will be, for purposes of calculating compounded SOFR for a particular interest period, multiplied by the number of calendar days from, and including, such U.S. government securities business day to, but excluding, the following U.S. government securities business day.

The calculation agent will determine compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the interest period demarcation date at the end of such interest period (or, in the case of the final interest period, the rate cut-off date) and prior to the relevant interest payment date and will notify us of compounded SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date, unless we specify otherwise in the applicable supplement. At the request of a holder of a series of the notes, the calculation agent will provide compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period for such series, after compounded SOFR and such interest rate and accrued interest have been determined.

Observation Period Convention

If the applicable supplement for a series of compounded SOFR notes specifies that the “observation period convention” applies, then, unless we specify otherwise in the applicable supplement, the following terms and provisions will apply to such series. References to “notes” in this subsection “—Observation Period Convention” are to compounded SOFR notes using the observation period convention.

For a series of compounded SOFR notes using the observation period convention, unless we specify otherwise in the applicable supplement, compounded SOFR, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of compounded SOFR notes using the observation period convention, unless we specify otherwise in the applicable supplement.

The interest rate for each interest period for a series of the notes will be determined by reference to compounded SOFR, calculated in accordance with the formula set forth below by the calculation agent with respect to the observation period relating to such interest period. Unless otherwise specified in the applicable supplement, the “observation period” in respect of each interest period for a series of the notes will be the period from, and including, the date that is two U.S. government securities business days preceding the first date in such interest period to, but excluding, the date that is two U.S. government securities business days preceding the interest payment date for such interest period.

Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or maturity date for a series of the notes will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period” for such series of notes).

The calculation agent will determine compounded SOFR for a series of the notes for each interest period (by reference to the related observation period) in accordance with the following formula:

where:

“d0”, for any observation period, is the number of U.S. government securities business days in such observation period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such observation period;

“SOFRi” for any U.S. government securities business day “i” in such observation period, is equal to Daily SOFR in respect of that day, determined by the calculation agent;

“ni” for U.S. government securities business day “i” in such observation period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d” is the number of calendar days in such observation period.

When the calculation agent determines compounded SOFR for a particular interest period in accordance with the foregoing formula, it will determine the Daily SOFR component of such formula for a U.S. government securities business day in accordance with the terms and provisions set forth below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—Daily SOFR.” For purposes of such calculation of compounded SOFR, the calculation agent will refer to Daily SOFR in respect of the U.S. government securities business days in the observation period relating to such interest period. Daily SOFR will not be published in respect of any day that is not a U.S. government securities business day, such as a Saturday, Sunday or holiday. For this reason, when the calculation agent determines compounded SOFR for a particular interest period in accordance with the foregoing formula (by reference to the related observation period), Daily SOFR for any U.S. government securities business day that immediately precedes one or more days in such related observation period that are not U.S. government securities business days will be, for purposes of calculating compounded SOFR for a particular interest period, multiplied by the number of calendar days from, and including, such U.S. government securities business day to, but excluding, the following U.S. government securities business day.

The calculation agent will determine compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the last day of the applicable observation period and prior to the relevant interest payment date and will notify us of compounded SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of a series of the notes, the calculation agent will provide compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after compounded SOFR and such interest rate and accrued interest have been determined.

Simple Average SOFR Notes

Unless otherwise specified in the applicable supplement, the following terms and provisions and other information will apply to simple average SOFR notes. References to “notes” in this subsection “—Simple Average SOFR Notes” are to a series of such notes.

For a series of simple average SOFR notes, unless we specify otherwise in the applicable supplement, simple average SOFR, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of simple average SOFR notes, unless we specify otherwise in the applicable supplement.

The interest rate for a series of the notes will be determined by reference to simple average SOFR. For each interest period for a series of the notes, simple average SOFR will be equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period. Except as provided below for notes for which a “rate lookback” or “rate cut-off date” applies, and unless otherwise specified in the applicable supplement, the “daily base rate” with respect to each calendar day in a relevant interest period will be Daily SOFR in respect of such day; provided that for any calendar day in an interest period that is not a U.S. government securities business day, Daily SOFR in respect of such calendar day will be Daily SOFR for the U.S. government securities business day in such interest period immediately preceding such calendar day.

When the calculation agent determines simple average SOFR for a particular interest period in accordance with the foregoing provisions, it will determine the Daily SOFR component of such calculation in accordance with the terms and provisions set forth below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—Daily SOFR.”

For purposes of calculating simple average SOFR in accordance with the foregoing, either a “rate lookback” or “rate cut-off date” will apply to your notes, as specified in the applicable supplement.

If the applicable supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the third preceding paragraph: (i) the “daily base rate” with respect to each U.S. government securities business day in a relevant interest period will be Daily SOFR in respect of the U.S. government securities business day falling two U.S. government securities business days (or such other number of U.S. government securities business days as may be specified in the applicable supplement) prior to such U.S. government securities business day (such number of days, the “lookback period”); and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a U.S. government securities business day will be equal to the daily base rate in effect for the immediately preceding U.S. government securities business day.

If the applicable supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the fourth preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the “daily base rate” for each such calendar day will be Daily SOFR in respect of such rate cut-off date. Unless we specify otherwise in the applicable supplement, the “rate cut-off date” for an interest period, if applicable, will be the second U.S. government securities business day prior to the interest payment date for such interest period.

Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or maturity date for a series of the notes will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period” for such series of notes).

The calculation agent will determine simple average SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of simple average SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the notes, the calculation agent will provide simple average SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after simple average SOFR and such interest rate and accrued interest have been determined.

Simple Average Federal Funds (Effective) Rate Notes

Unless otherwise specified in the applicable supplement, the following terms and provisions and other information will apply to simple average federal funds (effective) rate notes. References to “notes” in this subsection “—Simple Average Federal Funds (Effective) Rate Notes” are to a series of such notes.

For a series of simple average federal funds (effective) rate notes, unless we specify otherwise in the applicable supplement, the simple average federal funds (effective) rate, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of simple average federal funds (effective) rate notes, unless we specify otherwise in the applicable supplement.

The interest rate for a series of the notes will be determined by reference to the simple average federal funds (effective) rate. For each interest period for a series of the notes, the simple average federal funds (effective) rate will be equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period. Except as provided below for notes for which a “rate lookback” or “rate cut-off date” applies, and unless otherwise specified in the applicable supplement, the “daily base rate” with respect to each calendar day in a relevant interest period will be the federal funds (effective) rate in respect of such day; provided that for any calendar day in an interest period that is not a New York banking day, the daily base rate for such calendar day will be the federal funds (effective) rate in respect of the New York banking day in such interest period immediately preceding such calendar day.

When the calculation agent determines the simple average federal funds (effective) rate for a particular interest period in accordance with the foregoing formula, it will determine the federal funds (effective) rate component of such calculation in accordance with the terms and provisions set forth below under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—Federal Funds (Effective) Rate.”

For purposes of calculating the simple average federal funds (effective) rate in accordance with the foregoing, either a “rate lookback” or “rate cut-off date” will apply to your notes, as specified in the applicable supplement.

If the applicable supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the third preceding paragraph: (i) the “daily base rate” with respect to each New York banking day in a relevant interest period will be the federal funds (effective) rate in respect of the New York banking day falling two New York banking days (or such other number of New York banking days as may be specified in the applicable supplement) prior to such New York banking day (such number of days, the “lookback period”); and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a New York banking day will be equal to the daily base rate in effect for the immediately preceding New York banking day.

If the applicable supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the fourth preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the daily base rate for each such calendar day will be the federal funds (effective) rate in respect of such rate cut-off date. Unless we specify otherwise in the applicable supplement, the “rate cut-off date” for an interest period, if applicable, will be the second New York banking day prior to the interest payment date for such interest period.

Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or maturity date for a series of the notes will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date or the maturity date, as the case may be (each such period, an “interest period” for such series of notes).

The calculation agent will determine the simple average federal funds (effective) rate, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of the simple average federal funds (effective) rate and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the notes, the calculation agent will provide the simple average federal funds (effective) rate, the interest rate and the amount of interest accrued with respect to any interest period, after the simple average federal funds (effective) rate and such interest rate and accrued interest have been determined.

Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate

Unless otherwise specified in the applicable supplement, the terms and provisions set forth below with respect to the determination of USD LIBOR, Daily SOFR the USD CMS rate, term SOFR, the treasury rate and the federal funds (effective) rate will apply to applicable series of floating-rate notes.

USD LIBOR. Unless otherwise specified in the applicable supplement, “USD LIBOR” for any interest determination date will be the London interbank offered rate for deposits in U.S. dollars having the index maturity specified in the applicable supplement, determined as the arithmetic mean of the offered rates for deposits in U.S. dollars having such index maturity, commencing on the related interest reset date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, except that, if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

If (i) fewer than two offered rates described above appear on the Designated LIBOR Page (ii) or no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will determine LIBOR as follows:

•

We will select and identify to the calculation agent four major banks in the London interbank market, and the calculation agent will request each such bank to provide a quotation of the rate at which deposits in U.S. dollars in a representative amount having an index maturity specified in the applicable supplement commencing on the interest reset date relating to such interest determination date are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time, on that interest determination date.

•	If at least two quotations are provided, the calculation agent will determine USD LIBOR as the arithmetic average (rounded upward if necessary to the nearest .00001%) of the quotations provided.

•

If fewer than two quotations are provided, we will select and identify to the calculation agent three major banks in New York City, and the calculation agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks in a representative amount having an index maturity specified in the applicable supplement commencing on the interest reset date relating to such interest determination date. If three quotations are provided, the calculation agent will determine USD LIBOR as the arithmetic average of the quotations provided.

•

Otherwise, USD LIBOR will be equal to USD LIBOR in effect for the then-current interest period or, if USD LIBOR is not applicable to the then-current interest period (for example because the note bears interest at a fixed rate for the then-current interest period), the most recent rate that could have been determined in accordance with the first sentence of the preceding paragraph.

Notwithstanding the foregoing, if we or the calculation agent or our other designee (after consulting with us) determines on or prior to the relevant interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to USD LIBOR of the applicable index maturity, then the benchmark transition provisions set forth below under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” will thereafter apply to all determinations of the base rate payable on the relevant USD LIBOR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement (as defined below) plus or minus the spread, or multiplied by the spread multiplier, specified in the applicable supplement.

As used in the foregoing terms and provisions relating to the determination of USD LIBOR:

“Representative amount” means, unless we specify otherwise in the applicable supplement, $1,000,000.

“Designated LIBOR Page” means the display on the Thomson Reuters Eikon service, or any successor or replacement service (“Reuters”), on page LIBOR01, or such other page as designated in the applicable supplement, for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or any successor or replacement page or pages on that service.

Certain other capitalized terms used in the foregoing terms and provisions relating to determination of USD LIBOR have the meanings set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

Daily SOFR. Unless otherwise specified in the applicable supplement, “Daily SOFR” means, with respect to any U.S. government securities business day prior to a Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

If we or the calculation agent or our other designee (after consulting with us) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date as described under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” below, then the benchmark transition provisions set forth below under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” will thereafter apply to all determinations of the interest rate payable on the relevant compounded SOFR notes or simple average SOFR notes, as applicable. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, specified in the applicable supplement.

As used in the foregoing terms and provisions relating to determination of Daily SOFR:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Certain other capitalized terms used in the foregoing terms and provisions relating to determination of Daily SOFR have the meanings set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

USD CMS Rate. Unless otherwise specified in the applicable supplement, the “USD CMS rate” on any date of determination will be the rate appearing on the Designated USD CMS Page for U.S. dollar swaps with a maturity equal to the index maturity specified in the applicable supplement at approximately 11:00 a.m., New York City time, on the date of determination. ICE Benchmark Administration Limited is the current benchmark administrator of the USD CMS rate, and the official name of the USD CMS rate is the “ICE Swap Rate.” The ICE Swap Rate is calculated by ICE Benchmark Administration Limited based on tradeable quotes for the related interest rate swap of the relevant index maturity that is sourced from electronic trading venues. An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month USD LIBOR, or another index rate, for that same maturity.

If the USD CMS rate with the applicable index maturity (if any) cannot be determined as described above on any date of determination, then the USD CMS rate for that date of determination will be determined by the calculation agent in its sole discretion, after consulting such sources as it deems comparable to the foregoing display page, or any other source or data it determines to be reasonable.

Notwithstanding the foregoing paragraph, if we or the calculation agent (after consulting with us) determines that a USD CMS Transition Event and related USD CMS Replacement Date have occurred prior to the applicable USD CMS Reference Time in respect of any determination of the USD CMS rate on any date, the USD CMS Replacement will replace the USD CMS rate for all purposes relating to the relevant series of USD CMS rate notes in respect of such determination on such date and all determinations on all subsequent dates unless and until another USD CMS

Transition Event and related USD CMS Replacement Date have occurred. In the event that a USD CMS Transition Event and related USD CMS Replacement Date have occurred and we or the calculation agent (after consulting with us) have selected a USD CMS Replacement, the provisions set forth in this subsection “—USD CMS Rate” shall apply to any such USD CMS Replacement and references herein to the USD CMS rate shall mean such USD CMS Replacement. In connection with the implementation of a USD CMS Replacement, we or the calculation agent (after consulting with us) will have the right to make USD CMS Replacement Conforming Changes from time to time.

As used in the foregoing terms and provisions relating to the determination of the USD CMS rate:

“Designated USD CMS Page” means Reuters page ICESWAP1 (or any other page that replaces that page on that service or any successor or replacement service).

“USD CMS Replacement” means the sum of (a) the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as the replacement for the USD CMS rate with the applicable index maturity giving due consideration to any industry-accepted rate of interest as a replacement for the USD CMS rate for U.S. dollar-denominated floating-rate notes at such time and (b) the USD CMS Replacement Adjustment. If we or the calculation agent (after consulting with us) determines that there is no such replacement rate as of any date of determination, then the USD CMS rate for that date of determination will be determined by us or the calculation agent (after consulting with us), after consulting such sources as we or the calculation agent deems comparable to the foregoing display page, or any other source or data we or the calculation agent determines to be reasonable.

“USD CMS Replacement Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the calculation agent (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the USD CMS rate with the applicable Unadjusted USD CMS Replacement for U.S. dollar-denominated floating-rate notes at such time.

“USD CMS Replacement Conforming Changes” means, with respect to any USD CMS Replacement, changes to (1) any interest determination date, interest payment date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, and (6) any other terms or provisions of the relevant series of USD CMS rate notes, in each case that we or the calculation agent (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such USD CMS Replacement giving due consideration to any industry-accepted market practice.

“USD CMS Replacement Date” means the earliest to occur of the following events with respect to the USD CMS rate:

(1)

in the case of clause (1) or (2) of the definition of “USD CMS Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the USD CMS rate permanently or indefinitely ceases to provide the USD CMS rate; or

(2)	in the case of clause (3) or (4) of the definition of “USD CMS Transition Event,” the date of such determination.

For the avoidance of doubt, if the event giving rise to the USD CMS Replacement Date occurs on the same day as, but earlier than, the USD CMS Reference Time in respect of any determination, the USD CMS Replacement Date will be deemed to have occurred prior to the USD CMS Reference Time for such determination.

“USD CMS Transition Event” means the occurrence of one or more of the following events with respect to the USD CMS rate:

(1)

a public statement or publication of information by or on behalf of the administrator of the USD CMS rate announcing that such administrator has ceased or will cease to provide the USD CMS rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the USD CMS rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the USD CMS rate, the central bank for the currency of the USD CMS rate, an insolvency official with jurisdiction over the administrator for the USD CMS rate, a resolution authority with jurisdiction over the administrator for the USD CMS rate or a court or an entity with similar insolvency or resolution authority over the administrator for the USD CMS rate, which states that the administrator of the USD CMS rate has ceased or will cease to provide the USD CMS rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the USD CMS rate;

(3)	a determination by us or the calculation agent (after consulting with us) that the USD CMS rate with the applicable index maturity has been permanently or indefinitely discontinued; or

(4)

a determination by us or the calculation agent (after consulting with us) that (i) the USD CMS rate as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time or (ii) the USD CMS rate as published is no longer an industry-accepted rate of interest in the derivatives market for hedging transactions related to U.S. dollar-denominated floating-rate notes.

“USD CMS Reference Time” with respect to any determination of the USD CMS rate means approximately 11:00 a.m. (New York City time) on the relevant date of determination; provided that if a USD CMS Transition Event and related USD CMS Replacement Date have occurred and we or the calculation agent (after consulting with us) has selected a USD CMS Replacement, “USD CMS Reference Time” will mean the time determined by us or the calculation agent (after consulting with us) in accordance with the USD CMS Replacement Conforming Changes.

“Unadjusted USD CMS Replacement” means the USD CMS Replacement excluding the USD CMS Replacement Adjustment.

Term SOFR. Unless otherwise specified in the applicable supplement, “term SOFR” means the forward-looking term rate based on the secured overnight financing rate that has been selected or recommended by the Relevant Governmental Body for the index maturity specified in the applicable supplement that is published by the term SOFR administrator at the time specified in the applicable supplement for any interest period, as determined by the calculation agent after giving effect to the term SOFR conventions. If any other terms and provisions in this section “Floating-Rate Notes” concerning the calculation of the interest rate and the payment of interest that would otherwise be applicable to term SOFR notes are inconsistent with any of the term SOFR conventions determined by us or the calculation agent or our other designee (after consulting with us), then the relevant term SOFR conventions will govern and control.

Notwithstanding the foregoing paragraph, with respect to term SOFR notes, if we or the calculation agent or our other designee (after consulting with us) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, then the benchmark transition provisions set forth below under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” will thereafter apply to all determinations of the interest rate payable on the relevant term SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, specified in the applicable supplement.

As used in the foregoing terms and provisions relating to the determination of term SOFR:

“Relevant Governmental Body” has the meaning set forth below under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

“term SOFR administrator” means any entity designated by the Relevant Governmental Body as the administrator of term SOFR (or a successor administrator).

“term SOFR conventions” means any determination, decision or election with respect to (1) the manner and timing of the publication of term SOFR, (2) interest determination dates, interest payment dates or interest periods, (3) the manner, timing and frequency of determining rates and amounts of interest that are payable on any term SOFR notes and the conventions relating to such determination, (4) the timing and frequency of making payments of interest, (5) rounding conventions, (6) tenors and (7) any other terms or provisions of the relevant term SOFR notes, as applicable, in each case that we or the calculation agent or our other designee (after consulting with us) determines may be appropriate to reflect the use of term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if we or the calculation agent or our other designee (after consultation with us) decides that adoption of any portion of such market practice is not administratively feasible or determines that no market practice for the use of term SOFR exists, in such other manner as we or the calculation agent or our other designee (after consulting with us) determines is appropriate).

Certain other capitalized terms used in the foregoing terms and provisions relating to determination of term SOFR have the meanings set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes.”

Treasury Rate. Unless otherwise specified in the applicable supplement, the “treasury rate” for any interest determination date will be the rate from the auction held on such interest determination date, of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity specified in the applicable supplement, as such rate appears under the caption “INVEST RATE” on Reuters (or any successor service) page USAUCTION10 or page USAUCTION11 (or any other page as may replace either such page on such service or as otherwise specified in the applicable supplement).

The following procedures will be followed in the order set forth below if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters (or any successor service) by 3:00 p.m., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as of the applicable interest determination date, as announced by the U.S. Department of the Treasury;

•

If the alternative rate described in the bullet immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills/(secondary market)”;

•

If the alternative rate described in the bullet immediately above is not published by 5:00 p.m., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers, which may include our affiliates selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity; or

•

If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield	=	D x N	x 100
360-(D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

As used in the foregoing terms and provisions relating to the determination of the treasury rate:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds (Effective) Rate. Unless otherwise specified in the applicable supplement, the “federal funds (effective) rate” for any New York banking day will be the rate for such day as displayed on the Reuters Screen Page FEDFUNDS1 (or any successor service or any other page that replaces that page on that service) under the heading “EFFECT” on the New York banking day next following such day (such next following New York banking day, the “publication day”). With respect to any New York banking day, if such rate is not displayed on Reuters Screen Page FEDFUNDS1 by 5:00 p.m., New York City time, on the applicable publication day, the federal funds (effective) rate for such New York banking day will be the federal funds (effective) rate for such New York banking day, as published on the applicable publication day in H.15 Daily Update under the heading “Federal Funds (Effective)”. If such rate is not published in H.15 Daily Update by 5:00 p.m., New York City time, on such publication day, the federal funds (effective) rate for such New York banking day will be the federal funds (effective) rate as published for the first preceding New York banking day for which the federal funds (effective) rate can be determined in accordance with the first sentence of this paragraph.

As used in the foregoing provisions relating to the federal funds (effective) rate, “H.15 Daily Update” has the meaning set forth above under “—Treasury Rate.”

Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes

Unless we specify otherwise in the applicable supplement, the provisions set forth in this subsection “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes,” which we refer to as the “benchmark transition provisions,” will apply to all USD LIBOR notes, term SOFR notes, compounded SOFR notes and simple average SOFR notes. References to “notes” in this subsection are to such notes.

Benchmark Replacement. If we or the calculation agent or our other designee (after consulting with us) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for any series of USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or the calculation agent or our other designee (after consulting with us) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used in this prospectus supplement with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, (i) with respect to USD LIBOR notes, USD LIBOR for the index maturity specified in the applicable supplement; (ii) with respect to term SOFR notes, term SOFR for the index maturity indicated in the applicable supplement and (iii) with respect to compounded SOFR notes and simple average SOFR notes, Daily SOFR; provided, in each case, that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to such initial Benchmark, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means:

(A) with respect to USD LIBOR notes, the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the calculation agent or our other designee (after consulting with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement”

means the first alternative set forth in the order below that can be determined by us or the calculation agent or our other designee (after consulting with us) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Benchmark Replacement Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Benchmark Replacement Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by us or the calculation agent or our other designee (after consulting with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the Benchmark Replacement Adjustment;

(B) with respect to term SOFR notes, the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent or our other designee (after consulting with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to term SOFR (in which event no Interpolated Benchmark with respect to term SOFR shall be determined), then “Benchmark Replacement” means the first of alternatives (2), (3), (4) and (5) set forth in the list set forth under (A) above, in the order in which such alternatives appear in such list, that can be determined by us or the calculation agent or our other designee (after consulting with us) as of the Benchmark Replacement Date; and

(C) with respect to compounded SOFR notes and simple average SOFR notes, the first of alternatives (3), (4) and (5) set forth in the list set forth under (A) above, in the order in which such alternatives appear in such list, that can be determined by us or the calculation agent or our other designee (after consulting with us) as of the Benchmark Replacement Date.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the calculation agent or our other designee (after consulting with us) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or the calculation agent or our other designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent or our other designee (after consulting with us) or by us giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating-rate notes at such time.

“Benchmark Replacement Compounded SOFR” means the compounded average of Daily SOFR rates for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us or the calculation agent or our other designee (after consulting with us) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Benchmark Replacement Compounded SOFR; provided that:

(2)

if, and to the extent that, we or the calculation agent or our other designee (after consulting with us) determines that Benchmark Replacement Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or the calculation agent or our other designee (after consulting with us) giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating-rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest period demarcation date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, (6) any other terms or provisions of the relevant USD LIBOR notes, term SOFR notes, compounded SOFR notes or simple average SOFR notes, as applicable, in each case that we or the calculation agent or our other designee (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or the calculation agent or our other designee (after consulting with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the calculation agent or our other designee (after consulting with us) determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Replacement Term SOFR” with respect to USD LIBOR notes means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body. For the avoidance of doubt, this definition will not apply to term SOFR notes, with respect to which the definition of “term SOFR” contained under “—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” above will govern and control.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

if the Benchmark is term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for the tenor specified in the applicable supplement based on SOFR, (b) the development of a forward-looking term rate for the tenor specified in the applicable supplement based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for the tenor specified in the applicable supplement based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark for USD LIBOR notes and term SOFR notes means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-applicable Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) with respect to USD LIBOR notes, if the Benchmark is USD LIBOR, 11:00 a.m. (London time) on the relevant interest determination date, (2) with respect to term SOFR notes, the time determined by the calculation agent or our other designee after giving effect to the term SOFR conventions and (3) with respect to compounded SOFR notes and simple average SOFR notes, if the Benchmark is Daily SOFR, 3:00 p.m. (New York City time) on the date of such determination, and (4) otherwise, the time determined by us or the calculation agent or our other designee (after consulting with us) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” in connection with implementation of the benchmark transition provisions with respect to USD LIBOR notes and term SOFR notes, and with respect to any day means the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website. For the avoidance of doubt, this definition will not apply to compounded SOFR notes and simple average SOFR notes, with respect to which the definition of “Daily SOFR” will govern and control.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information About SOFR

As further described in this prospectus supplement, the interest rate on term SOFR notes, compounded SOFR notes and simple average SOFR notes, and, in the circumstances described above under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” above, the interest rate on USD LIBOR notes, will be determined by reference to a rate based on SOFR.

In general, the following discussion relating to SOFR is based on information available on the SOFR Administrator’s Website. SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the FRBNY would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by BofA Securities, Inc., our affiliate, as a primary dealer. On June 3, 2019, FRBNY used this daily survey mechanism to calculate SOFR for May 31, 2019, when access was disrupted to one of the three primary data sources used to calculate the SOFR.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. government securities business day, the FRBNY publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.

SOFR is published by FRBNY based on data received from other sources, and we have no control over its determination, calculation or publication.

FRBNY started publishing SOFR in April 2018. FRBNY also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the SOFR Administrator’s Website, nor any of the information or materials available thereon, are incorporated by reference into this prospectus supplement.

Indexed Notes

We may issue notes that provide that the rate of return, including the principal and/or any premium, interest, or other amounts payable, is determined by reference, either directly or indirectly, to the price or performance of one or interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets or other factors or any measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing (referred to as “market measures”), in each case as specified in the applicable supplement. We refer to these notes as “indexed notes.”

If you purchase an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note, depending upon the formula used to determine the amount payable and the relative value at maturity of the market measure to which your indexed note is linked. We expect that the value of the applicable market measure will fluctuate over time.

Unless we specify otherwise in the applicable supplement, indexed notes will be cash-settled only.

Indexed notes may bear interest at a fixed or floating rate, if so specified in the applicable supplement. Unless otherwise indicated in the applicable supplement, the terms and provisions set forth above under “—Fixed-Rate Notes” and “—Floating-Rate Notes” will apply to such indexed notes with respect to any interest period for which such indexed note accrues interest at a fixed or floating rate, as applicable.

We will specify in the applicable supplement the method for determining the principal and/or any premium, interest, or other amounts payable in respect of particular indexed notes, as well as certain historical or other information with respect to the specified index or other market measure, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

If so specified in the applicable supplement, we may issue indexed notes that are linked to one or more of the base rates described above under “—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” for purposes other than determining a floating rate of interest. For example, the terms of an indexed note may provide that such note will accrue interest only on those days on which a specified base rate exceeds a certain level specified in the applicable supplement. With respect to any indexed note linked to such a base rate, if so specified in the applicable supplement, the relevant terms and provisions set forth above under “—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate” and “—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” shall apply to the determination of such base rate with respect to such indexed note.

We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable supplement.

Fixed/Floating-Rate Notes

We may issue a note with elements of each of the fixed-rate and floating-rate notes described above. For example, a note may bear interest at a fixed rate for some periods and at a floating rate in others. We will describe the determination of interest for any of these notes in the applicable supplement.

Original Issue Discount Notes

We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes.” Original issue discount notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For more information on original issue discount notes, see “Description of Debt Securities—Types of Debt Securities—Original Issue Discount Notes” in the accompanying prospectus.

Specific Terms and Provisions of the Notes

The applicable supplement(s) for each offering of notes will contain terms of the offering and specific terms and provisions of those notes, in addition to the terms and provisions relating to interest rates set forth in preceding sections of this prospectus supplement, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the stated maturity date, and any terms providing for the extension or postponement of the stated maturity date;

•	the denominations or minimum denominations of the notes, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or an indexed note;

•	if the notes will not be represented by a master global note;

•

the method of determining and paying any interest, including any applicable interest rate basis or bases, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any interest reset dates, any payment dates, any observation periods, any index maturity, and any maximum or minimum rate of interest, as applicable;

•	any spread or spread multiplier applicable to a floating-rate note, fixed/floating-rate note or an indexed note;

•	the method for the calculation and payment of principal and/or any premium, interest, and other amounts payable;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the notes;

•

if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the stated maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•

if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	whether the notes will be listed on any stock exchange; and

•	if applicable, any other material terms of the note which are different from or in addition to those described in this prospectus supplement and the accompanying prospectus.

Each note will mature on a business day (as defined in this prospectus supplement) three or more months from the issue date.

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund.

Calculation Agents; Decisions and Determinations

Calculations relating to floating-rate notes and indexed notes, including calculations with respect to base rates, interest rates, accrued interest, principal and any premium, and any other amounts payable applicable to the floating-rate notes or indexed notes, as the case may be, will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. Unless we specify otherwise in the applicable supplement, the calculation agent will be one of our affiliates, including BofA Securities, Inc. (“BofAS”), Merrill Lynch Commodities, Inc., or Merrill Lynch Capital Services, Inc. We may appoint the calculation agent for a series of floating-rate notes or indexed notes prior to the original issue date of such floating-rate notes or indexed notes, in which event we will identify such calculation agent in the applicable supplement, or we may appoint the calculation agent after the original issue date of such floating-rate notes or indexed notes but before the first date on which a calculation is required to be performed under the terms of such floating-rate notes or indexed notes. We may remove and/or appoint different calculation agents from time to time after the original issue date of a floating-rate note or indexed note, or we may elect to act as the calculation agent with respect to such note, in each case without your consent and without notifying you of the change.

Unless otherwise specified in the applicable supplement, any determination, decision or election that may be made by us or the calculation agent or other designee of ours (which may be one of our affiliates) pursuant to the terms and provisions of the floating-rate notes or indexed notes set forth in this prospectus supplement (including, with respect to floating-rate notes, (i) the benchmark transition provisions set forth under “—Floating-Rate Notes—Effect of a Benchmark

Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” and (ii) the terms and provisions relating to a CMS Replacement set forth under “—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD CMS Rate”) or in the applicable supplement, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•

will be made in our or the calculation agent’s or our other designee’s sole discretion, except if made by the calculation agent or our other designee in connection with (i) the benchmark transition provisions set forth under “—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to USD LIBOR Notes, Term SOFR Notes, Compounded SOFR Notes and Simple Average SOFR Notes” or (ii) the provisions relating to a CMS Replacement set forth under “—Floating-Rate Notes—Determination of USD LIBOR, Daily SOFR, USD CMS Rate, Term SOFR, Treasury Rate and Federal Funds (Effective) Rate—USD CMS Rate”;

•

if made by the calculation agent or our other designee in connection with the benchmark transition provisions or the terms and provisions relating to a CMS Replacement (as described in the preceding bullet), will be made after consultation with us, and the calculation agent or our other designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in the Indenture or the applicable series of floating-rate notes or indexed notes, shall become effective without consent from the holders of the relevant series of floating-rate notes or any other party.

Any determination, decision or election pursuant to the benchmark transition provisions not made by the calculation agent or our other designee will be made by us on the basis as described above. The calculation agent shall have no liability for not making any such determination, decision or election in connection with the benchmark transition provisions. In addition, we may designate an entity other than the calculation agent (which entity may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth in this prospectus supplement.

Payment of Principal, Interest, and Other Amounts Payable

Paying Agents. We may appoint one or more financial institutions to act as our paying agents. Unless otherwise provided in the applicable supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office or agency, which is currently located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. At any time, we may rescind the designation of a paying agent, appoint a successor or an additional paying agent or different paying agent, or approve a change in the office through which any paying agent acts in accordance with the Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

Payments to Holders and Record Dates for Interest. Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the notes.

Subject to any applicable business day convention as described below, interest payments (if applicable) on the notes will be made on each interest payment date applicable to, and at the maturity date of, the notes. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the note on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the note at the time of payment by the paying agent.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a note in book-entry only form will be the immediately preceding business day prior to the payment date. If the note is in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the fifteenth calendar day preceding the interest payment date as originally scheduled to occur, whether or not that date is a business day.

Business Day Conventions. If the applicable supplement specifies that one of the following business day conventions is applicable to a note, the interest payment dates, interest reset dates, interest period demarcation dates (if applicable) and interest periods for that note will be affected and, consequently, may be adjusted as described below. Unless we specify otherwise in the applicable supplement, any interest payment due at maturity or on a redemption date or repayment date will not be affected as described below.

•

“Following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date (if applicable) would otherwise fall on a day that is not a business day (as described below), then such interest payment date, interest period demarcation date, as applicable, will be postponed to the next day that is a business day. Unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Modified following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date (if applicable) would otherwise fall on a day that is not a business day, then such interest payment date or interest period demarcation date, as applicable, will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date or interest period demarcation date, as applicable, will be advanced to the immediately preceding day that is a business day. In each case, unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from, and including, such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days under the following unadjusted business day convention.

•

“Modified following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from, and including, such interest payment date to and including the date of payment of such interest as so postponed, and, provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days under the modified following unadjusted business day convention.

•

“Preceding business day convention” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be advanced to the immediately preceding day that is a business day. If the preceding business day convention is specified in the applicable supplement to be “adjusted,” then the related interest reset dates and interest periods also will be adjusted for non-business days; however, if the preceding business day convention is specified in the applicable supplement to be “unadjusted,” then the related interest reset dates and interest periods will not be adjusted for non-business days.

In all cases, unless we specify otherwise in the applicable supplement, if the maturity date or any earlier redemption date or repayment date with respect to any note (other than a compounded SOFR note using the payment delay convention) falls on a day that is not a business day, any payment of principal and any premium, interest and other amounts otherwise due on such day, will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date, redemption date or repayment date, as the case may be.

If no business day convention is specified in the applicable supplement, then, with respect to any interest period during which the note bears interest at a fixed rate, the following unadjusted business day convention will apply, and, with respect to any interest period during which the note bears interest at a floating rate, the modified following business day convention (adjusted) will apply. We also may specify and describe a different business day convention from those described above in the applicable supplement.

Unless we specify otherwise in the applicable supplement, the term “business day” means, for any note, a day that meets all the following applicable requirements:

•

for all notes, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•

for any USD LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable supplement) in London, England (a “London Banking Day”);

•

for any USD CMS rate note, compounded SOFR note or simple average SOFR note, also is not a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purpose of trading in U.S. government securities (a “U.S. government securities business day”);

•	for any simple average federal funds (effective) rate note, also is a day of the work week other than a holiday observed by the Federal Reserve Bank of New York (a “New York banking day”); and

•

for any note that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Manner of Payment. Unless otherwise stated in the applicable supplement, we will pay principal and any premium, interest, and other amounts payable on the notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable supplement, we will pay any interest on notes in definitive form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes on the applicable record date at the address appearing on our or the security registrar’s records. Unless otherwise stated in the applicable supplement, we will pay principal and any premium, interest, and other amounts payable at the maturity date of a note in definitive form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or paying agent specified in the applicable supplement, as applicable.

Payments Due in U.S. Dollars. Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described under the heading “Registration and Settlement” in the accompanying prospectus.

We will pay any interest on notes in definitive form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of such notes on the applicable record date at the address appearing on our or the security registrar’s records. We will pay any principal and any premium, interest, and other amounts payable at the maturity date of a note in definitive form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee, the applicable office of the paying agent specified for the notes, or such other place of payment as we may specify for the notes.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their notes.

Currency Conversions and Payments Due on Notes Denominated in Currencies Other than U.S. Dollars. For any notes denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated notes”), the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated notes by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated notes will be borne by the initial investors using those conversion arrangements.

Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due on a non-U.S. dollar-denominated note. Unless we specify otherwise in the applicable supplement, holders of non-U.S. dollar-denominated notes are not entitled to receive payments in U.S. dollars of an amount due in another currency.

We will make payments on non-U.S. dollar-denominated notes in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the applicable paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described under the heading “Registration and Settlement” in the accompanying prospectus. We generally will pay principal and any premium, interest, and other amounts payable on non-U.S. dollar-denominated notes in the applicable foreign currency specified in the applicable supplement. However, unless we specify otherwise in the applicable supplement, holders of beneficial interests in notes through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated notes to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated notes held through a DTC participant may elect to receive payments on those notes in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated notes held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 A.M. (New York City time) on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated notes held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated note, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the original issue date of such note or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant such note may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated notes. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated notes by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in The City of New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated notes was to be made, published by the FRBNY, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent. The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated notes, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of and any premium, interest, or other amounts payable on any non-U.S. dollar-denominated notes in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the Indenture.

The exchange rate agent to be appointed by us may be one of our affiliates, and from time to time, after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for a relevant non-U.S. dollar-denominated note without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated notes, unless otherwise specified in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Book-entry and other indirect owners of a non-U.S. dollar-denominated note should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

We will pay any interest on non-U.S. dollar-denominated notes in definitive form by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date of a non-U.S. dollar-denominated note in definitive form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee, the applicable office of the paying agent specified for the notes, or such other place of payment as we may specify for the notes.

For information regarding risks associated with securities denominated or payable in foreign currencies and exchange rates, see “Risk Factors—Currency Risks” in the accompanying prospectus.

Payment of Additional Amounts. If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” we will pay to the beneficial holder of notes that is a “United States Alien” additional amounts to ensure that every net payment on such notes will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on such notes means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the note. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

Except as specifically provided in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a non-resident alien fiduciary of a foreign estate or trust.

If we so specify in the applicable supplement, we may redeem the notes, in whole but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or an amendment to, United States tax laws or regulations, as described in the accompanying prospectus under “Description of Debt Securities—Redemption for Tax Reasons.”

For more information about payment procedures, including payments in a currency other than U.S. dollars, see “Description of the Notes—Payment of Principal, Interest, and Other Amounts Payable” in this prospectus supplement.

Bank of America Guarantee

Our payment obligations on the notes are fully and unconditionally guaranteed by Bank of America as described in the accompanying prospectus. If, for any reason, BofA Finance does not make any required payment on any of the notes when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Indenture. See “Description of Debt Securities—Bank of America Guarantee” in the accompanying prospectus.

Redemption by BofA Finance

The applicable supplement will indicate whether we have the option to redeem notes prior to their stated maturity. If we may redeem the notes prior to their stated maturity, the applicable supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities—Redemption” in the accompanying prospectus.

Repayment at Option of Holder

The applicable supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

Survivor’s Option

The applicable supplement may indicate that the holder of a note will have a survivor’s option, which is an option to elect repayment of such note prior to its stated maturity in the event of the death of the beneficial owner of such note, so long as the note was acquired by the beneficial owner at least six months prior to the request, unless otherwise specified in the applicable supplement. Unless we specify otherwise in the applicable supplement, the notes will not have a survivor’s option. If the notes do have a survivor’s option, the specific terms of and any additional considerations relating to notes with a survivor’s option will be set forth in the applicable supplement.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of the particular notes of a series without notice to the holders of existing notes by selling additional notes having the same terms, provided that such additional notes shall be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for the particular notes of a series, may be modified as described in the applicable supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes.

Form, Exchange, Registration, and Transfer of Notes

We will issue notes only in fully registered form, without coupons. Unless we specify otherwise in the applicable supplement, we will issue notes in book-entry only form. This means that we will not issue certificated notes in definitive form to each beneficial owner. Instead, the notes will be in the form of a global note registered and held in the name of and deposited with or on behalf of the applicable depository or a nominee of that depository. Unless we specify otherwise in the applicable supplement, the depository for the notes will be DTC. For notes denominated in a currency other than U.S. dollars, the applicable supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A., Luxembourg (“Clearstream”), rather than DTC. DTC, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures, are described under “Registration and Settlement—Depositories for Global Securities” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities—Form and Denomination of Debt Securities” and “Registration and Settlement” in the accompanying prospectus.

Unless specified otherwise in the applicable supplement, your notes will be represented by a kind of global note that we refer to as a master global note. This kind of global note represents multiple notes that have different terms and are issued at different times. Each note evidenced by a master note will be identified by the trustee on a schedule to the master note. If we specify in the applicable supplement that your notes will not be represented by a master global note, then all notes represented by the same global note will have the same terms.

If we ever issue notes in definitive form, unless we specify otherwise in the applicable supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the Indenture and the procedures described under “Description of Debt Securities—Exchange, Registration, and Transfer” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain notes that we are offering is based upon the advice of Sidley Austin LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

For the material U.S. federal income tax considerations of the acquisition, ownership and disposition of certain notes, see “U.S. Federal Income Tax Considerations” on page 38 of the accompanying prospectus and the subsection “General” of that section. Special U.S. federal income tax rules are applicable to certain types of notes we may issue under this prospectus supplement. The material U.S. federal income tax considerations with respect to any notes we issue, and which are not addressed in the accompanying prospectus, will be discussed in the applicable supplement.

Notwithstanding the foregoing, the following discussion supplements the discussion under “U.S. Federal Income Tax Considerations” on page 38 of the accompanying prospectus.

Benchmark Replacement. Following the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date, pursuant to the benchmark transition provisions, the amount of interest that will be payable for each interest period on the notes will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread. It is possible that such replacement of USD LIBOR with a Benchmark Replacement and any Benchmark Replacement Conforming Changes could be treated as a significant modification of the notes. In such event, for U.S. federal income tax purposes, the notes would be treated as having been exchanged for new notes (a “deemed exchange”) and a U.S. Holder could be required to recognize taxable gain with respect to notes as result of the “deemed exchange.” Notwithstanding the foregoing, since any such Benchmark Replacement and Benchmark Replacement Conforming Changes would occur pursuant to the original terms of the notes, a “deemed exchange” should not occur and a U.S. Holder should not be required to recognize taxable gain with respect to the notes. In addition, notes that otherwise would qualify as variable rate debt instruments will not fail to so qualify by virtue of the occurrence of a Benchmark Transition Event. U.S. Holders should consult their own tax advisors in this regard.

You should consult with your own tax advisor before investing in the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

BofA Finance is offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable supplement, for resale at a fixed public offering price. The applicable supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If BofA Finance sells notes on an agency basis, it will pay a commission to the selling agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

BofA Finance also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable supplement.

BofA Finance will name any selling agents or other persons through which it sells any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable supplement. As of the date of this prospectus supplement, our selling agent is BofA Securities, Inc. (“BofAS”). BofAS is a wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance. For information regarding BofAS, please refer to Bank of America’s current report on Form 8-K filed with the SEC on May 13, 2019. BofA Finance and Bank of America will enter into a distribution agreement with BofAS that describes the offering of notes by them as agent and as principal. A form of distribution agreement will be filed as an exhibit to the registration statement of which this prospectus supplement forms a part. BofA Finance also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through BofAS under the distribution agreement. If a selling agent purchases notes as principal, that selling agent may be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement, along with any other selling agents, as an “underwriter.”

BofA Finance has the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. BofA Finance will have the sole right to accept offers to purchase notes, and, in its absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act of 1933. We and Bank of America have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the selling agents may be required to make. We and Bank of America also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•

Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time.

BofAS, a selling agent and one of our affiliates, is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including BofAS, will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

Following the initial distribution of any notes, our broker-dealer affiliates, including BofAS, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our broker-dealer affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our broker-dealer affiliates in connection with offers and sales related to market-making transactions in notes issued after the date of this prospectus, including block positioning and block trades, to the extent permitted by applicable law. Any of our broker-dealer affiliates may act as principal or agent in these transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless BofA Finance or one of its selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

BofAS and other selling agents that BofA Finance may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with BofA Finance and its affiliates. These transactions are in the ordinary course of business for the selling agents and BofA Finance and its respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

In the applicable supplement, BofA Finance will specify the settlement period for the offered notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if BofA Finance specifies a longer settlement cycle in the applicable supplement for an offering of notes, purchasers who wish to trade those notes on any date prior to two business days before delivery of the notes will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General. Each of the selling agents, severally and not jointly, has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina. We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the terms and conditions of the notes, their issuance or offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the notes. The selling agents have represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Sections 2 and 83 of the Argentine Capital Markets Law No. 26,831. Argentine insurance companies may not purchase the notes.

Australia. No prospectus or other disclosure document (as defined in the Australian Corporations Act of 2001 (Cth) of Australia (the “Australian Corporations Act”)) in relation to the program or any notes has been, or will be, lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange operated by ASX Limited. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes, that it:

(a) has not distributed or published, and will not distribute or publish, this prospectus supplement or the accompanying prospectus or any other offering material or advertisement relating to any Notes in Australia; and

(b) must not make, directly or indirectly, any offer or invitation in Australia or which is received in Australia in relation to the issue, sale or purchase of any notes,

unless

(i)

the offeree or invitee is required to pay at least A$500,000 in aggregate consideration for the notes or its foreign currency equivalent (in either case disregarding amounts, if any, lent by us or any other person offering the notes or its associates (within the meaning of those expressions in Part 6D.2 of the Australian Corporations Act), or it is otherwise an offer or invitation in respect of which, by virtue of section 708 or Part 7.9 of the Australian Corporations Act, no disclosure is required to be given to the offeree or invitee;

(ii)	the offer or invitation does not constitute an offer to a “retail client” as defined for the purposes of section 761G of the Corporations Act; and

(iii)	such action complies with any applicable laws, regulations and directives in Australia.

We are not authorized under the Banking Act 1959 of the Commonwealth of Australia (the “Australian Banking Act”) to carry on banking business and are not subject to prudential supervision by the Australian Prudential Regulation Authority. The notes are not Deposit Liabilities under the Australian Banking Act. We do not hold an Australian Financial Services License under Chapter 7 of the Corporations Act.

Austria. The notes may only be offered in the Republic of Austria in accordance with the Austrian Capital Market Act, and any other laws and regulations applicable in the Republic of Austria governing the issue, offer and sale of securities in the Republic of Austria. The notes are not registered or otherwise authorized for public offer within the meaning or under the Austrian Capital Market Act or any other applicable laws and regulations in Austria. The recipients of this prospectus supplement, the accompanying prospectus and any other selling materials in respect to the notes are qualified investors within the meaning of the Austrian Capital Market Act. Accordingly, the notes may not be, and are not being issued, offered, sold or advertised publicly or offered similarly under either the Austrian Capital Market Act or any other relevant legislation in Austria. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and are not EU passported to perform banking business in Austria.

Bermuda. The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda (which could include the offering of the notes in Bermuda) unless such persons are licensed under applicable Bermuda legislation.

Brazil. The information contained in this prospectus supplement or in the accompanying prospectus does not constitute a public offer or distribution of securities in Brazil and no registration or filing with respect to any securities or financial products described in these documents has been made with the Comissão de Valores Mobiliários—CVM. No public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the Comissão de Valores Mobiliários—CVM.

Canada. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes it will sell the notes from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the selling agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with an offering of the notes made primarily in a non-Canadian jurisdiction.

Cayman Islands. The notes may not be offered to the public in the Cayman Islands. The notes have not been and will not be registered or judged upon or approved by any authority in the Cayman Islands and there exists no investor protection fund available to any investor in the notes.

Chile. The notes have not been registered with the Comisión para el Mercado Financiero in Chile and may not be offered or sold publicly in Chile.

The People’s Republic of China. Each selling agent has represented, warranted and agreed, and each further selling agent appointed in connection with the notes will be required to represent, warrant and agree, that, other than to the qualified individuals or entities in the People’s Republic of China (excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) (“PRC”) which have been approved, or otherwise are authorized or permitted, by the relevant PRC government authorities (including, but not limited to, the People’s Bank of China, the China Bank and Insurance Regulatory Commission, the China Securities Regulatory Commission, and/or the State Administration of Foreign Exchange) to invest in, subscribe for and purchase the notes:

(a)

the notes shall not be offered or sold, and will not be offered or sold to any investor for re-offering or resale, directly or indirectly, to any investor in the PRC, except in accordance with applicable PRC laws and regulations; and

(b)

there is no cross-border communication in any form from us or any selling agent to solicit, advertise, promote or market the sales of notes from outside the PRC to any investor in the PRC, or on issuing or trading of the notes hereunder.

Notwithstanding the above, neither this prospectus supplement and the accompanying prospectus nor any advertisement or other offering material or information in connection with the notes has been or will be registered in the PRC, and neither this prospectus supplement and the accompanying prospectus nor any advertisement or other offering material or information in connection with the notes may be circulated, published or distributed in the PRC, except under circumstances that will result in compliance with applicable PRC laws and regulations.

The prospective investors in the PRC are responsible for obtaining all relevant government regulatory licences, approvals, verifications and/or registrations themselves, including, but not limited to, any which may be required by the relevant PRC government authorities (including, but not limited to, the People’s Bank of China, the China Bank and Insurance Regulatory Commission, the China Securities Regulatory Commission, and/or the State Administration of Foreign Exchange), and complying with all relevant PRC laws and regulations (including, but not limited to, all relevant securities laws and regulations, foreign exchange regulations and/or foreign investment regulations) at all times.

Prohibition of Sales to EEA Retail Investors. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) No. 2017/1129, as amended; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

France. This prospectus supplement and accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”).

Each selling agent has, and we have, represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has offered or sold and will offer or sell, directly or indirectly, notes to the public in France, and has distributed or caused to be distributed and will distribute or cause to be distributed to the public in France, this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France, only to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “Prospectus Regulation”), (b) a restricted group of investors (cercle restreint d’investisseurs) acting for their own account and/or (c) other investors in circumstances which do not require the publication by the offeror of a prospectus or of a summary information document (document

d’information synthétique) pursuant to the French Code monétaire et financier and the Règlement général of the AMF all as defined in, and in accordance with, Articles L.411-2 and L.411-2-1 and Articles D.411-2 to D.411-4 of the French Code monétaire et financier, the Règlement général of the AMF and other applicable regulations such as the Prospectus Regulation.

The direct or indirect resale of notes to the public in France may be made only as provided by and in accordance with Articles L.411-1, L.411-2, L.411-2-1 and L.621-8 to L.621-8-2 of the French Code monétaire et financier and Articles 5 and seq. of the Prospectus Regulation.

Hong Kong. In relation to each tranche of notes that we issue, each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Indonesia. The notes offered do not constitute a public offering under the Indonesian Capital Market Law and its implementing regulations (Law No. 8/1995). The notes under this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, within Indonesia territory or to Indonesian citizens (wherever they are domiciled or located), entities or residents in a manner which constitutes a public offering of the notes under the laws and regulations of Indonesia, including but not limited to the Law No. 8/1995 as amended or replaced from time to time. The Indonesian Financial Services Authority (OJK) does not review or declare its approval or disapproval on the issuance of the notes, nor does it make any determination as to the accuracy or adequacy of this prospectus supplement and the accompanying prospectus.

Likewise, none of the notes, this prospectus supplement and accompanying prospectus are authorized by the Central Bank (Bank Indonesia) for their distribution through banking institutions in Indonesia.

Due to the complexity of the notes offered, the notes may not be suitable for certain investors. Investors who intend to buy the notes should consult with their financial advisors, brokers or other financial experts before making any decision to buy the notes.

Israel. This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the notes offered hereunder. The notes cannot be resold in Israel other than to investors listed in the

First Supplement of the Israeli Securities Law of 1968, as amended. No action will be taken in Israel that would permit an offering of the notes or the distribution of any offering document or any other material to the public in Israel. In particular, no offering document or other material has been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents.

Nothing in this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase any note. The purchase of any note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the notes, without relying on any of the materials provided.

Italy. The offering of the notes has not been registered with CONSOB-Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to the notes be distributed in the Republic of Italy except:

(a)

to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”) and Article 34-ter, first paragraph, letter (b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”) and in Annex 3 of CONSOB Regulation No. 20307 of February 15, 2018, as amended (“CONSOB Regulation No. 20307”); or

(b)

in other circumstances which are exempted from the rules on offerings of securities to the public pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such notes in the Republic of Italy under (a) or (b) above must be:

(a)

made by an investment firm, bank or financial intermediary authorized to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and CONSOB Regulation No. 20307; and

(b)

in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require us or any entity offering the notes to provide data and information on the issue or the offer of the notes in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Italian Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Italian Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Italian Financial Services Act affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and the notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the notes who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the notes were purchased, unless an exemption provided for by the Italian Financial Services Act applies.

Japan. The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”). Each selling agent has represented, warranted and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEL (the “QII Solicitation”), the notes are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEL and the investor of any notes is prohibited from transferring such notes to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEL.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEL (the “Small Number of Investors Solicitation”), the notes are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any notes (other than the above-mentioned QII investors) is prohibited from transferring such notes to another person in any way other than as a whole to one transferee unless the total number of notes is less than 50 and the notes cannot be divided into any unit/denomination smaller than the unit/denomination represented on the note certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEL.

Mexico. The notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores). Therefore, the notes may not be offered or sold in Mexico by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores) and its regulations. All applicable provisions of the Mexican Securities Market Law must be complied with in respect of anything done in relation to the notes in, from and otherwise involving Mexico.

BofA Finance LLC is an entity incorporated pursuant to the laws of the United States of America and holds no authorization permit or license issued by any Mexican governmental agency,

regulator or authority in order to operate as a financial entity in Mexico and is not subject to the supervision of Mexican financial authorities.

Netherlands. We do not have an authorization from the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.11(1), 2.12(1), 2.13(1) or 2.20(1) of the Dutch Financial Supervision Act.

New Zealand. No action has been taken to permit the notes to be offered or sold to any retail investor, or otherwise under any regulated offer in terms of the Financial Markets Conduct Act 2013 (“FMCA”). In particular, no product disclosure statement under the FMCA has been prepared or lodged in New Zealand in relation to the notes.

No person may directly or indirectly offer, sell or deliver any notes in New Zealand, or distribute or publish in New Zealand any offering material or advertisement to any person in relation to any offer of notes, in New Zealand, other than to a “wholesale investor” as that term is defined in clause 3(2)(a), (c) or (d) of Schedule 1 to the FMCA, being a person who is:

(i) an “investment business;”

(ii) “large;” or

(iii) a “government agency,”

in each case as defined in Schedule 1 to the FMCA.

No person may directly or indirectly offer, sell or deliver any notes (or any interest in any of the notes) to any person that:

(i) is resident in New Zealand for New Zealand income tax purposes; or

(ii) carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007) in New Zealand and either:

(A)	is a registered bank (as defined in the Income Tax Act 2007); or

(B)	would hold the Notes for the purposes of a business it carries on in New Zealand through such fixed establishment,

unless such person certifies that they hold a valid certificate of exemption (or, on or after April 1, 2020, that they have RWT-exempt status (as defined in the Taxation (Annual Rates for 2017-18, Employment and Investment Income, and Remedial Matters) Act)) for New Zealand resident withholding tax purposes and provides a New Zealand tax file number to us.

Philippines. The notes being offered or sold have not been registered with the Securities and Exchange Commission of the Philippines (the “Philippines SEC”) under Republic Act No. 8799, known as the Securities Regulation Code of the Philippines (the “Philippines Code”) and are not permitted to be sold or offered for sale or distribution within the Philippines unless such notes are otherwise exempt securities or sold pursuant to an exempt transaction.

To the extent that the notes will be offered in the Philippines, the notes will be offered to qualified buyers as defined in the Philippines Code. The offer and sale of the notes qualify as an exempt transaction pursuant to section 10.1(I) of the Philippines Code. A confirmation of exemption from the Philippines SEC that the offer and sale of the notes in the Philippines qualify as an exempt transaction under the Philippines Code is not required to be, and will not be, obtained.

THE NOTES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SEC UNDER THE PHILIPPINES CODE. ANY FUTURE OFFER OR SALE OF THE NOTES IS SUBJECT TO THE REGISTRATION REQUIREMENTS UNDER THE PHILIPPINES CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Singapore. The selling agents have acknowledged, and each further selling agent appointed in connection with the notes will be required to acknowledge, that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as amended or modified (the “SFA”). Accordingly, the selling agent has represented, warranted and agreed, and each further selling agent appointed in connection with the notes will be required to represent, warrant and agree, that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

South Korea. The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.

Each selling agent has represented, warranted and agreed, and each further selling agent appointed in connection with the notes will be required to represent, warrant and agree, that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Spain. The notes may not be offered, sold or distributed, nor may any subsequent resale of the notes be carried out in Spain, except in circumstances which do not require the registration of a prospectus in Spain or without complying with all legal and regulatory requirements under Spanish securities laws. No publicity or marketing of any kind shall be made in Spain in relation to the notes.

Neither the notes nor this prospectus supplement and the accompanying prospectus have been or will be registered with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) and therefore the prospectus supplement and the accompanying prospectus are not intended for any public offer of the notes in Spain.

Switzerland. If the notes are offered or distributed into, in or from Switzerland and unless stated otherwise in the applicable pricing supplement, (a) each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it will not, directly or indirectly, (i) publicly offer, sell, or advertise the notes in or from Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations (“CO”), or (ii) if and to the extent that the notes qualify as structured products within the meaning of the Swiss Federal Act on Collective Investment Schemes (“CISA”), distribute the notes to non-qualified investors (as such term is defined in the CISA) into, in or from Switzerland, unless the notes are offered and distributed into, in or from Switzerland in compliance with the CISA, its implementing ordinance and all other applicable laws and regulations in Switzerland, or (iii) distribute or otherwise make available this prospectus supplement and the accompanying prospectus or any other document related to the notes in Switzerland in a way that would constitute a public offering of the notes or a distribution of the notes to non-qualified investors within the meaning of the CISA, as the case may be, and (b) each selling agent has acknowledged and agreed, and each further selling agent appointed in connection with the notes will be required to acknowledge and agree, that neither the prospectus supplement and the accompanying prospectus nor any other document related to the notes constitutes a prospectus in the sense of Article 652a or 1156 CO, or a simplified prospectus in the sense of Article 5 of the CISA.

Taiwan. The notes may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any selling agent outside of Taiwan (the “Place of Acceptance”) and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

United Arab Emirates. The offering of the notes has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and accordingly does not constitute a public offer of securities in the UAE in accordance with the commercial companies law, Federal Law No. 2 of 2015 (as amended), SCA Resolution No. 9 R.M. of 2016 Concerning the Regulation of Mutual Funds and SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre (DIFC)).

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who meet the criteria of a Qualified Investor as defined in SCA Resolution No. 3 R.M. of 2017 (except natural persons);

(b)

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from, or otherwise involving the United Kingdom.

Uruguay. The notes have not been registered under Law No. 18.627 of December 2, 2009 with the Superintendency of Financial Services of the Central Bank of Uruguay. The notes are not available publicly in Uruguay and are offered only on a private basis. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Los valores no han sido registrados bajo la Ley de Mercado de Valores de la República Oriental del Uruguay o registrados ante el Banco Central del Uruguay. Los valores no son ofrecidos en forma pública en Uruguay y lo son únicamente en forma privada. Ninguna acción puede ser adoptada en

Uruguay en relación a estos valores que resulte en que esta oferta de valores sea una oferta pública de valores en Uruguay. Ninguna autoridad regulatoria del Uruguay ha aprobado estos valores o se ha manifestado sobre nuestra solvencia. Adicionalmente, cualquier reventa de estos valores debe ser realizada en forma tal que no constituya oferta pública de valores en el Uruguay.

Venezuela. The notes have not been registered with the Superintendencia Nacional de Valores de Venezuela and are not being publicly offered in Venezuela. No document related to the offering of the notes, including this prospectus supplement and the accompanying prospectus, shall be interpreted to constitute an offer of securities or an offer or the rendering of any investment advice, securities brokerage, and/or banking services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

LEGAL MATTERS

The legality of the notes and the related guarantees will be passed upon for BofA Finance and Bank of America by McGuireWoods LLP, Charlotte, North Carolina, and for the selling agents by Davis Polk & Wardwell LLP, New York, New York. Sidley Austin LLP, New York, New York, is acting as counsel to BofAS and as special tax counsel to BofA Finance and Bank of America. McGuireWoods LLP regularly performs legal services for BofA Finance and Bank of America.

INDEX OF CERTAIN DEFINED TERMS

Defined Term	Definition Location
30/360	S-26, S-30
Actual/360	S-30
Actual/365 (Fixed)	S-30
Actual/Actual	S-30
adjusted	S-58
applicable supplement	S-4
ARRC	S-10
base rate	S-27
Benchmark	S-47, S-50
Benchmark Replacement	S-47, S-48
Benchmark Replacement Adjustment	S-48
Benchmark Replacement Compounded SOFR	S-49
Benchmark Replacement Conforming Changes	S-49
Benchmark Replacement Date	S-49
Benchmark Replacement Term SOFR	S-50
Benchmark Transition Event	S-50
BofAS	S-55, S-66
business day	S-58, S-62
calculation date	S-33
Clearstream	S-64
Code	S-65
compounded SOFR	S-28
compounded SOFR note	S-27
Corresponding Tenor	S-50
daily base rate	S-37, S-38, S-39
Daily SOFR	S-41
deemed exchange	S-65
Designated LIBOR Page	S-41
Designated USD CMS Page	S-43
DTC	S-60
DTCC	S-51
EEA	S-3
Euroclear	S-64
FCA	S-7
federal funds (effective) rate	S-46
Federal Reserve	S-46
FICC	S-52
FINRA	S-67
fixed-rate notes	S-26
floating-rate notes	S-4, S-27
following business day convention (adjusted)	S-57
following unadjusted business day convention	S-57
FRBNY	S-11
H.15 Daily Update	S-46
ICE	S-20
ICE Swap Rate	S-20, S-42
Indenture	S-25
index maturity	S-28
indexed amortizing notes	S-53

Defined Term	Definition Location
indexed notes	S-53
interest determination date	S-32
interest payment date	S-26, S-30, S-34
interest period	S-30, S-34, S-36, S-38, S-40
interest period demarcation dates	S-34
interest reset date	S-32
Interpolated Benchmark	S-50
IRS	S-65
ISDA	S-12
ISDA Definitions	S-51
ISDA Fallback Adjustment	S-51
ISDA Fallback Rate	S-51
LIBOR	S-7
lockout date	S-53
London Banking Day	S-58
lookback period	S-38, S-39
market exchange rate	S-61
market measures	S-53
modified following business day convention (adjusted)	S-57
modified following unadjusted business day convention	S-57
net payment	S-62
New York banking day	S-58
non-U.S. dollar-denominated notes	S-59
observation period	S-36
observation period convention	S-33
original issue discount notes	S-54
payment delay convention	S-33
preceding business day convention	S-57
Prospectus Regulation	S-3
publication day	S-46
rate cut-off date	S-34, S-38, S-39
rate lookback	S-38, S-39
reference rate	S-53
Reference Time	S-51
Relevant Governmental Body	S-45, S-51
representative amount	S-41
replacement currency	S-61
repo	S-51
Reuters	S-41
simple average federal funds (effective) rate	S-28
simple average federal funds (effective) rate note	S-27
simple average SOFR	S-28
simple average SOFR note	S-27
SOFR	S-10, S-51
SOFR Administrator	S-42
SOFR Administrator’s Website	S-42
SOFR notes	S-10
spread	S-29
spread multiplier	S-29
supplement	S-1

Defined Term	Definition Location
target rate	S-53
term SOFR	S-44
term SOFR administrator	S-45
term SOFR conventions	S-45
term SOFR note	S-27
Treasury bills	S-45
treasury rate	S-45
treasury rate note	S-27
trustee	S-25
U.S. government securities business day	S-58
unadjusted	S-58
Unadjusted Benchmark Replacement	S-51
Unadjusted USD CMS Replacement	S-44
underwriter	S-66
United States Alien	S-63
USD CMS rate	S-42
USD CMS rate note	S-27
USD CMS Reference Time	S-44
USD CMS Replacement	S-43
USD CMS Replacement Adjustment	S-43
USD CMS Replacement Conforming Changes	S-43
USD CMS Replacement Date	S-43
USD CMS Transition Event	S-44
USD LIBOR	S-27, S-40
USD LIBOR note	S-27

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

PROSPECTUS SUPPLEMENT

                , 2019

(Including Prospectus

Dated                 , 2019)

BofA Securities, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2019

PROSPECTUS

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 (704) 386-5681

BofA Finance LLC

Senior Debt Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

Broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, including BofA Securities, Inc., may use this prospectus in connection with offers and sales in the secondary market of outstanding senior debt securities of BofA Finance LLC, and the related guarantee of the payment obligations thereunder by Bank of America Corporation, referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

The debt securities of BofA Finance LLC offered by this prospectus and the guarantee of these debt securities by Bank of America Corporation are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities and the related guarantee or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, and is intended to describe certain outstanding securities previously issued by BofA Finance and guaranteed by Bank of America Corporation.

This prospectus may be used by broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, including BofA Securities, Inc., in connection with offers and sales in the secondary market of the securities referenced in this prospectus. Any of these affiliates, including BofA Securities, Inc., may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc., will conduct these offers and sales in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. The transactions in the secondary market by these affiliates, including BofA Securities, Inc., may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. These affiliates do not have any obligation to make a market in the securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

Neither BofA Finance LLC nor Bank of America Corporation will receive any proceeds from the sale of securities offered by this prospectus.

Neither BofA Finance LLC nor Bank of America Corporation has authorized anyone to provide any information other than the information provided in or incorporated by reference in this prospectus or any supplement to this prospectus. Neither BofA Finance LLC nor Bank of America Corporation takes responsibility for, or can provide assurance as to the reliability of, any other information that others may provide. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. The business, financial condition, and results of operations of Bank of America Corporation may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance,” “we,” “our,” “us,” or similar references, are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America.

BofA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of

2

selling debt securities to investors and lending the net proceeds therefrom to Bank of America and/or its subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through its banking and various nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of debt securities, and the related guarantee, previously issued and sold under the Registration Statement on Form S-3 (File No. 333-213265), which became effective on November 4, 2016 (the “Prior Registration Statement”). The descriptions of the securities being offered hereby are contained in the prospectus and supplements thereto that are part of the Prior Registration Statement. The disclosure information in the prospectus and all supplements thereto that are part of the Prior Registration Statement is incorporated by reference into this prospectus, except that information contained in such prospectuses and supplements thereto that (1) constitutes a description of Bank of America or BofA Finance, or (2) incorporates by reference any information contained in Bank of America’s current or periodic reports filed with the SEC, are superseded by the information in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

BofA Finance LLC and Bank of America Corporation have filed a registration statement on Form S-3 with the SEC relating to the debt securities of BofA Finance and the related guarantee by Bank of America Corporation to be offered and sold using this prospectus. You should refer to this registration statement for additional information about BofA Finance, Bank of America and the securities being offered.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information Bank of America files at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows Bank of America to incorporate by reference the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

3

•	important information can be disclosed to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	its annual report on Form 10-K for the year ended December 31, 2018;

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019; and

•

its current reports on Form  8-K filed January 16, 2019, February 7, 2019, February 8, 2019, April  1, 2019, April 16, 2019, April  24, 2019, May 13, 2019, June  20, 2019, June 25, 2019, June  27, 2019, July 17, 2019, July  25, 2019, September  4, 2019, September  16, 2019, September  17, 2019 and October 16, 2019 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference (1) reports that it will file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering of securities covered by this prospectus, but not any information that may be furnished but that is not deemed to be filed and (2) the disclosure information described above under “Description of the Securities.”

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date. You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a 100%-owned finance subsidiary of Bank of America, and Bank of America has fully and unconditionally guaranteed the debt securities issued by BofA Finance.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference statements in this prospectus that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, Bank of America faces risks that

4

are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s SEC filings.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

EXPERTS

The consolidated financial statements of Bank of America Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting or broker-dealer fees, discounts and commissions, are as follows:

Securities Act Registration Fee	$2,392,313.78	†
Printing Expenses	50,000.00	*
Legal Fees and Expenses	3,000,000.00	*
Accounting Fees and Expenses	420,000.00	*
Trustee Fees and Expenses	450,000.00	*
Rating Agency Fees and Expenses	300,000.00	*
Listing Fees and Expenses	24,000.00	*
Miscellaneous	50,000.00	*

Total	$6,686,313.78	†*

†

The Securities Act registration fee has previously been paid with respect to unsold securities of the Registrants registered under the Registration Statement on Form S-3 (File No. 333-213265), which became effective on November 4, 2016, and is being applied to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act of 1933.

*	Estimated.

Item 15. Indemnification of Directors and Officers.

Bank of America Corporation

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VIII of the bylaws of Bank of America Corporation (“Bank of America”) provides for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of Bank of America who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of Bank of America or is or was serving at the request of Bank of America as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of Bank of America, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and Bank of America’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of Bank of America.

Pursuant to Bank of America’s bylaws, Bank of America may maintain a directors’ and officers’ insurance policy which insures the directors and officers of Bank of America against liability asserted against such persons in such capacity whether or not Bank of America would have the power to indemnify such person against such liability under the Delaware Corporation Law.

BofA Finance LLC

Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 7.10 of the Limited Liability Company Agreement (“LLC Agreement”) of BofA Finance LLC (“BofA Finance”) provides for the indemnification of the managers and officers and any affiliates of Bank of America. In addition to certain other customary provisions, the LLC Agreement provides that any manager, officer or employee of BofA Finance, and any affiliate of Bank of America (each, an “Indemnified Person”), shall be indemnified from and against any loss, damage, liability, cost or expense (including fees and expenses of counsel selected by the Indemnified Person) to which any Indemnified Person may become subject by reason of the fact that such person is or was engaged in activities on behalf of BofA Finance to the fullest extent permitted by the laws of the State of Delaware. Such fees and expenses of counsel shall be paid by BofA Finance as they are incurred upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined that such Indemnified Person is not entitled to indemnification with respect thereto. In addition, the LLC Agreement provides that BofA Finance may enter into separate indemnification agreements with its managers and officers.

In addition, the form of Underwriting Agreement and form of Distribution Agreement that are Exhibits 1.1 and 1.2 hereto contain provisions relating to the indemnification of Bank of America’s directors, officers and controlling persons and BofA Finance’s managers, officers and controlling persons against certain liabilities, including certain liabilities under the Securities Act, in connection with offerings of securities under the Registration Statement.

Item 16. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities*

1.2	Form of Distribution Agreement among BofA Finance LLC, Bank of America Corporation and BofA Securities, Inc. with respect to the offering of Senior Medium-Term Notes, Series A

1.3	Form of Written Terms Agreement relating to BofA Finance LLC Senior Medium-Term Notes, Series A (included in Exhibit 1.2)

4.1	Indenture dated as of August 23, 2016 among BofA Finance LLC, as issuer, Bank of America Corporation, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”), incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (333-213265)

4.2	First Supplemental Indenture to the Senior Indenture, dated as of December 30, 2019 among BofA Finance LLC, Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of Global Senior Note of BofA Finance LLC

4.4	Form of Master Global Senior Medium-Term Note, Series A, of BofA Finance LLC

5.1	Opinion of McGuireWoods LLP, regarding legality of securities being registered

8.1	Opinion of Sidley Austin LLP, regarding certain tax matters

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney for Bank of America Corporation††

24.2	Power of Attorney for BofA Finance LLC

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee, on Form T-1, with respect to the Senior Indenture††

*	To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference, if applicable.
††	Previously filed.

Item 17. Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.

As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of a Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Each of the undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Bank of America’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on December 30, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name: Ross E. Jeffries, Jr.
Title: Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	December 30, 2019

* Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	December 30, 2019

* Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	December 30, 2019

* Sharon L. Allen	Director	December 30, 2019

* Susan S. Bies	Director	December 30, 2019

* Jack O. Bovender, Jr.	Director	December 30, 2019

* Frank P. Bramble, Sr.	Director	December 30, 2019

* Pierre J. P. de Weck	Director	December 30, 2019

* Arnold W. Donald	Director	December 30, 2019

* Linda P. Hudson	Director	December 30, 2019

* Monica C. Lozano	Director	December 30, 2019

Signature	Title	Date
* Thomas J. May	Director	December 30, 2019

* Lionel L. Nowell, III	Director	December 30, 2019

* Denise L. Ramos	Director	December 30, 2019

* Clayton S. Rose	Director	December 30, 2019

* Michael D. White	Director	December 30, 2019

* Thomas D. Woods	Director	December 30, 2019

* R. David Yost	Director	December 30, 2019

* Maria T. Zuber	Director	December 30, 2019

*By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on December 30, 2019.

BOFA FINANCE LLC

By:	/s/ John M. Carpenter
Name: John M. Carpenter
Title: Manager and President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Carpenter John M. Carpenter	President and Manager (Principal Executive Officer)	December 30, 2019

/s/ Asli Rustemli Asli Rustemli	Manager	December 30, 2019

* Jason T. Rhule	Manager	December 30, 2019

* Walter Louis	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 30, 2019

*By:	/s/ Asli Rustemli
Asli Rustemli Attorney-in-Fact